Exhibit 4.1

Execution Copy

HERON LAKE BIOENERGY, LLC,

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

AND

U.S. BANK NATIONAL ASSOCIATION,

AS COLLATERAL AGENT

7.25% Subordinated Secured Notes due 2018

INDENTURE

Dated as of September 18, 2013

i

SECTION 13.14.	Table of Contents; Headings	61
SECTION 13.15.	Waivers of Jury Trial	61
SECTION 13.16.	Indenture Subordination Agreement Controls	62
SECTION 13.17.	Force Majeure	62
SECTION 13.18.	Severability	62
SECTION 13.19.	USA PATRIOT Act	62

EXHIBIT A    Form of Note

EXHIBIT B    Form of Security Agreement

EXHIBIT C    Form of Mortgage

EXHIBIT D    Form of Indenture Subordination Agreement

INDENTURE dated as of September 18, 2013, among HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company’s 7.25% Subordinated Secured Notes due 2018 issued on the date hereof (the “Initial Notes”), (ii) if and when issued, up to a maximum of $12 million in principal amount (inclusive of the principal amount of the Initial Notes) of additional notes having identical terms and conditions as the Initial Notes other than issue date (the “Additional Notes”), and (iii) when issued, the Company’s 7.25% Subordinated Secured Notes due 2018 that will be issued in exchange for Initial Notes or any Additional Notes (the “Exchange Notes” and together with the Initial Notes and Additional Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.                                          Definitions.

“AgStar” means AgStar Financial Services, PCA and its successors and assigns.

“AgStar Collateral” means the portion of the Collateral as to which the Notes have a second-priority Lien or, in respect of the .7 acre parcel of real property subject to a Lien in favor of Federated Rural Electric Association, a third-priority Lien, including real property, buildings, improvements, fixtures, and equipment, other personal property relating to the foregoing, and all proceeds of the foregoing, with the exception of Excluded Property, as more fully described in the Collateral Documents, and the Excluded Property and all proceeds of the Excluded Property, until clause (C) of the definition of First Priority Collateral is applicable.

“AgStar Credit Facility” means the Sixth Amended and Restated Master Loan Agreement dated to be effective as of May 17, 2013 by and among the Company and AgStar and any loan documents executed in connection therewith, and as any of the same may be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original lender or one or more other lenders and whether provided under the original AgStar Credit Facility or one or more other credit or other agreements or indentures).

“Additional Notes” has the meaning set forth in the second introductory paragraph of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Bank Lender” means the lenders or holders of Indebtedness issued under the AgStar Credit Facility or any replacement thereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Governors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of managers or any controlling committee of the board of managers;

(4) with respect to the Company, the board of governors elected or appointed in accordance with the Member Control Agreement or any controlling committee of the board of governors; and

(5) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the President, Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Governors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in St. Paul, Minnesota are authorized or required by law to close.

“Capital Units” means Class A Units or Class B Units.

“Cash Equivalent” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government

(provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any lender party to the AgStar Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, in each case, maturing within twelve months after the date of acquisition;

(6) money market funds, substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) instruments equivalent to those referred to in clauses (1) to (6) of this definition denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction and not for speculative purposes.

“Class A Units” means a unit of measurement into which an Equity Interest is divided for purposes of the provisions of the Member Control Agreement that require quantification of the rights, preferences and obligations represented by an Equity Interest, as authorized and designated in Section 2.2 of the Member Control Agreement and issued pursuant to Section 2.3 of the Member Control Agreement.

“Class B Units” means a unit of measurement into which an Equity Interest is divided for purposes of the provisions of the Member Control Agreement that require quantification of the rights, preferences and obligations represented by an Equity Interest, as authorized and designated in Section 2.2 and issued pursuant to Section 2.3 of the Member Control Agreement

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes pursuant to the Collateral Documents.

“Collateral Account” means any segregated account under the sole control of the Collateral Agent that is free from all other Liens, and includes all cash and Cash Equivalents received by the Trustee or the Collateral Agent from Asset Dispositions of Collateral, First Priority Collateral, Recovery Events, foreclosures on or sales of First Priority Collateral, or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon.

“Collateral Agent” means U.S. Bank National Association, acting in its capacity as collateral agent under the Collateral Documents, or any successor thereto.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Conversion Notice” means the irrevocable conversion notice included in the form of Note attached hereto as Exhibit A.

“Conversion Rate” means the fixed rate used to determine the number of Capital Units a Note can be converted into and shall be calculated by dividing the principal amount of the Note by 0.30.

“Debt Facility” or “Debt Facilities” means, with respect to the Company, one or more debt facilities (including, without limitation, the AgStar Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders and lenders or another trustee, administrative agent or agents or other holders or lenders and whether provided under the AgStar Credit Facility or any other credit agreement or other agreement or indenture).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Notes” means certificated Notes.

“Equity Interest” means, collectively, a Unit Holder’s share of the “Profits” and “Losses” of the Company, a Unit Holder’s right to receive distributions of the Company’s assets, and, with respect to any Member, any right of the Member to vote on or participate in the management of the Company and to information concerning the business and affairs of the Company as provided for (and as such terms are defined) in the Member Control Agreement.

“Event of Default” has the meaning ascribed to it in Section 6.1 of this Indenture.

“Exchange Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Excluded Property” means all property and assets that do not constitute Collateral, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure Senior Debt pursuant to the Senior Debt Documents.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, and, in the case of any transaction involving aggregate consideration in excess of $10.0 million, as determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“First Priority Collateral” means (A) prior to the termination of the AgStar Credit Facility, the portion of the Collateral as to which the Notes have a first-priority Lien, if any, (B) after the termination of the AgStar Credit Facility (until any replacement thereof), the assets listed in clause (A) above and the AgStar Collateral and (C) exclusively in the event of a refinancing or replacement of the AgStar Credit Facility with one or more Debt Facilities that permits sharing on a pro rata basis of a first priority security interest in all or any portion of the AgStar Collateral and the First Priority Collateral with the Obligations under the Notes and this Indenture, a collective reference to the assets listed in clause (A) and the AgStar Collateral or such permitted portion of the AgStar Collateral.

“Government Securities” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Holder” means a person in whose name a Note is registered.

“Indebtedness” of any Person means, without duplication, all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, all obligations of such Person upon which interest charges are customarily paid, all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and other current accrued payables incurred in the ordinary course of business), all guarantees by such Person of Indebtedness of others, and all capital elase obligations of such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Subordination Agreement” means the Indenture Subordination Agreement substantially in the form of Exhibit D hereto to be entered into by and between AgStar and U.S. Bank National Association, as Indenture Trustee and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, and any Indenture Subordination Agreement entered into by and among any lender or lenders of Replacement Senior Debt and U.S. Bank National Association, as Indenture Trustee and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time substantially in the form of Exhibit D hereto.

“Initial Notes” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Interim Subordinated Notes” means the Interim Subordinated Notes in aggregate principal amount of $1,407,000 issued by the Company on May 17, 2013 to evidence the subordinated term loans under the terms and conditions of the Subscription and Subordinated Loan Agreements.

“Issue Date” means the date on which the Notes are initially issued.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Member Control Agreement” means the member control agreement adopted and entered into by the members of the Company as of September 23, 2004 pursuant to the provisions of the Minnesota Limited Liability Act set forth in Chapter 322B of Minnesota Statutes, as amended, modified, supplemented or restated from time to time.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents securing Liens on the property subject to the mortgage, as well as the other

Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Note” has the meaning ascribed to it in the second introductory paragraph of this Indenture.

“Note Obligations” means the debt, liability and obligation of the Company to the Holders evidenced under the Notes and any extensions, renewals or replacements thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under, the documentation governing any Indebtedness.

“Officer” means any one of the President, any Vice President, the Treasurer, the Secretary, the Chief Executive Officer, the Chief Financial Officer, or any other officer of the Company appointed by the Board of Governors pursuant to the Member Control Agreement.

“Officers’ Certificate” means a certificate signed by two or more Officers; provided, however, that an Officers’ Certificate given pursuant to this Indenture shall be signed by any one of the principal executive officer or principal financial officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.5 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Liens” means the exceptions to the mortgage of real property set forth in the form of Mortgage attached hereto as Exhibit C, including the liens and encumbrances set forth on Exhibit B attached thereto, and any Liens in favor of the Senior Lender created by or under one or more of the Senior Debt Documents (including any Liens in favor of any holder of Replacement Senior Debt created by or under one or more of the Senior Debt Documents).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Recovery Event” means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds being deposited into the Collateral Account pursuant to the Collateral Documents.

“Redemption Date” means, with respect to any redemption of Notes, the date of redemption with respect thereto.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Replacement Senior Debt” means debt that refinances, increases, extends, restructures or modifies the AgStar Credit Facility provided that the debt shall not exceed the principal amount plus accrued but unpaid interest and other amounts due and owing under the AgStar Credit Facility as of the last Business Day immediately prior to date of this Indenture, plus $12 million, and the interest rate shall not exceed 30-day LIBOR plus 800 basis points per annum.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes” means Initial Notes and Additional Notes bearing one of the restrictive legends described in Section 2.1(d).

“Restricted Notes Legend” means the legend set forth in Section 2.1(d).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Debt” means:

(1) all Indebtedness of the Company outstanding under the AgStar Credit Facility (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Company (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the date of this indenture or thereafter created or incurred) and all obligations of the Company to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments; and

(2) any other Indebtedness of the Company permitted to be incurred under the terms of this Indenture including any Replacement Senior Debt.

“Senior Debt Documents” means the loan agreement, mortgage, security agreement, and all other notes, mortgages, security agreements, documents, instruments, assignments and contracts, relating to the Senior Debt, as the same are amended, supplemented, restated or otherwise modified from time to time.

“Senior Lender” means any lender of Senior Debt that is a party to or beneficiary under Senior Debt Documents.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subscription Escrow Agreement” means the Subscription Escrow Agreement dated July 17, 2013 by and between Heron Lake BioEnergy, LLC and U.S. Bank National Association, as escrow agent.

“Subscription and Subordinated Loan Agreements” means the Subscription and Subordinated Loan Agreements dated May 17, 2013 by and among the Company, as borrower and the following subscribers, as lenders: DAVID J. AND KRISTA R. WOESTEHOFF, SCHMITZ GRAIN, INC., DOUG SCHMITZ, MICHAEL KUNERTH AND DAWN KUNERTH AS TRUSTEES OF THE MICHAEL KUNERTH TRUST UNDER AGREEMENT DATED JULY 18, 2006, DAWN KUNERTH AND MICHAEL KUNERTH AS TRUSTEES OF THE DAWN KUNERTH TRUST UNDER AGREEMENT DATED JULY 18, 2006, ROBERT J. AND JEAN M. FERGUSON, AND PROJECT VIKING, L.L.C., under which the Company borrowed subordinated term loans in the aggregate principal amount of $1,407,000.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

SECTION 1.2.                                          Other Definitions.

Term	Defined in Section
“Act”	2.1(d)
“Additional Restricted Notes”	2.1 (b)
“Anniversary Conversion Period”	4.1(b)
“Authenticating Agent”	2.2
“Conversion Event”	4.1(c)
“Covenant Defeasance”	8.3
“Defaulted Interest”	2.14
“Disclosure Statement”	2.1(b)
“Disclosure Statement Supplement”	2.1(b)
“Defaulted Interest Payment Date”	2.14 (a)

Term	Defined in Section
“Event Conversion Period”	4.1(c)
“Event of Default”	6.1
“Legal Defeasance”	8.2
“Legal Holiday”	13.8
“Notes Register”	2.3
“Paying Agent”	2.3
“Payment Default”	6.1 (5)
“Premises”	11.5
“protected purchaser”	2.10
“Registrar”	2.3
“Special Record Date”	2.14 (a)

SECTION 1.3.                                          Rules of Construction. Unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  “or” is not exclusive;

(4)  “including” means including without limitation;

(5)  words in the singular include the plural and words in the plural include the singular;

(6)  the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(7)  all amounts expressed in this Indenture or in any of the Notes in terms of money refer to the lawful currency of the United States of America; and

(8)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE NOTES

SECTION 2.1.                                          Form, Dating and Terms.

(a)                                 The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $12,000,000. The Initial Notes issued on the date hereof will be in an aggregate principal amount of not less than $1,305,000. In addition, the Company may issue, from time to time in accordance with the provisions of this Indenture, Additional Notes (as provided herein) and Exchange Notes.

Notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes, unless:

(1)  Immediately after giving effect to such issuance, no Default or Event of Default shall have occurred and be continuing; and

(2)  Prior to and immediately after giving effect to such issuance, the Company is in compliance with the covenants contained in this Indenture.

The Initial Notes shall be known and designated as “7.25% Subordinated Secured Notes due 2018” of the Company. Any Additional Notes and Exchange Notes shall be known and designated as “7.25% Subordinated Secured Notes due 2018” of the Company.

With respect to any Additional Notes, the Company shall set forth in (i) an Officers’ Certificate or (ii) one or more indentures supplemental hereto, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)                                 the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue.

In authenticating and delivering Initial Notes and Additional Notes, the Trustee, Collateral Agent and Escrow Agent shall be entitled to receive and shall be fully protected in relying upon, in addition to the Opinion of Counsel and Officers’ Certificate required by Section 13.4, an Opinion of Counsel as to the due authorization, execution, delivery, validity and enforceability of such Notes, the Indenture, the Collateral Documents and the Subscription Escrow Agreement, as to the form and terms of the Notes being established in accordance with Section 2.1 of this Indenture, and as to the attachment and perfection of liens in the Collateral.

The Initial Notes, the Additional Notes and the Exchange Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes, the Additional Notes and the Exchange Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial

Notes, the Additional Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b)                                 The Initial Notes shall be issued to the holders of the Interim Subordinated Notes pursuant to the terms of the Subscription and Subordinated Loan Agreements who did not elect to convert the principal amount of the Interim Subordinated Notes held into Class A Units.  In addition, Initial Notes are being offered and sold by the Company pursuant to the Company’s Confidential Disclosure Statement dated June 11, 2013 (the “Disclosure Statement”), as amended by the Disclosure Statement Supplement No. 2 dated August 16, 2013 (the “Disclosure Statement Supplement”).  The Issue Date of the Initial Notes shall be the date of this Indenture.  Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to the Disclosure Statement and Disclosure Statement Supplement in accordance with applicable law.

Initial Notes and Additional Notes shall be issued in the form of a Note substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d), deposited with the Trustee, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Paying Agent or Registrar designated by the Company in St. Paul, Minnesota, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; each installment of interest shall be paid by check mailed first class to addresses of the Persons entitled thereto as such addresses shall appear on the Notes Register (as defined in Section 2.3).

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company shall approve any notation, endorsement or legend on the Notes.  Each Note shall be dated the date of its Issue Date. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

(c)                                  Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $10,500 and any integral multiple of $1,500 in excess thereof, except as the Company may otherwise expressly authorize and specify by Officer’s Certificate.

(d)                                 Restrictive Legends. When an Initial Note or an Additional Note issued is sold, in addition to the restrictions to transfer on Capital Units contained in the Member Control Agreement and any corresponding restrictive legends required thereunder, the Company shall place a restrictive legend on any Initial Note or Additional Note containing substantially the following language:

The securities represented by this Note and the Capital Units issuable upon any conversion have not been registered under the Securities Act of 1933, as amended (the

“Act”) or under applicable state securities laws and are also subject to a Subscription and Investment Representation Agreement.  The securities may not be sold, transferred or pledged in the absence of such registration, unless pursuant to an exemption from the registration requirements of the Act and applicable state securities laws.  The Company reserves the right to require an opinion of counsel satisfactory to it before effecting any transfer of the securities.  Without limiting the foregoing, the Note was offered and sold in reliance on section 3(a)(11) and Rule 147 of the Securities Act covering intrastate offers and sales of securities.  Accordingly, the Note and, if converted, the Capital Units of the Company issued upon such conversion, may be sold or transferred only to persons resident of the State of Minnesota during the period in which the Notes are being offered and sold by the Company and for a period of nine months from the date of last sale by the Company of such securities.

SECTION 2.2.                                          Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature. If the Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized officer of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its Issue Date under the Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue on the Issue Date in an aggregate principal amount of not less than $1,305,000, (2) subject to the terms of this Indenture, Additional Notes for original issue in an amount, when taken together with the amount of the Initial Notes, not to exceed $12,000,000, and (3) Exchange Notes for issue only in exchange for Initial Notes or Additional Notes of an equal principal amount.  The Company shall specify by Officers’ Certificate the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.3.                                          Registrar and Paying Agent. The Company shall maintain in St. Paul, Minnesota an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Notes Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes. The Company may remove any Registrar or Paying Agent without prior notice to the Holders of the Notes, but upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4.                                          Paying Agent to Hold Money in Trust. By no later than 10:00 a.m. (St. Paul, Minnesota time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or other obligors on the Notes), shall notify the Trustee in writing of any Default by the Company in making any such payment and shall during the continuance of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith deliver to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes together with a full accounting thereof. If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds or assets disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5.                                          Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, on its own behalf, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.6.                                          Transfer and Exchange.

(a)                                 Subject to the transfer restrictions set forth in Section 2.1(d) and Section 2.6(d), a Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Company and to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by this Section 2.6. Upon written approval by the Board of Governors of the Company and delivery of an Officers’ Certificate certifying such approval, the Trustee will promptly register any transfer or exchange that meets the requirements of this Section 2.6 by noting the same in the register maintained by the Trustee for the purpose, and no transfer or exchange will be effective until it is registered in such register. The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section 2.6. The Trustee shall refuse to register any requested transfer or exchange that does not comply with this paragraph.

(b)                                 Unregistered Security.  Each Holder acknowledged in its subscription for a Note that the Note and the Capital Units issuable upon any conversion of the Note have not been registered under the Securities Act, and agreed not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Note or any Capital Units issuable upon any conversion of the Note in the absence of (i) an effective registration statement under the Securities Act as to the Note or such Capital Units and registration or qualification of the Note or such Capital Units under any applicable federal or state securities laws then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument issued upon conversion of the Note shall bear a legend substantially to the foregoing effect.

(c)                                  Copies and Retention of Written Communications.  The Registrar shall provide the Company with copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6 promptly, and shall retain such copies for its records.

(d)                                 Board of Governors Approval Required; Section 10 of Member Control Requirements.  No transfer or exchange of any Notes or any Capital Units issuable upon any conversion of any Notes shall be binding on the Company without the approval of the Board of Governors of the Company certified by an Officers’ Certificate and, with respect to Capital Units, without first meeting the requirements of Section 10 of the Member Control Agreement.

(e)                                  [Reserved].

(f)                                   Obligations with Respect to Transfers and Exchanges of Notes.

(i)                                     To permit registrations of transfers and exchanges in accordance with this Article II, the Company shall, subject to the other terms and conditions of this

Article II, execute and the Trustee shall authenticate Definitive Notes at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.2, 2.6, 2.10, 2.12 or 9.5).

(iii)                               The Company (and the Registrar) shall not be required to register the transfer of or exchange of any Note for a period beginning (1) 15 days before a Conversion Date or (2) 15 days before an interest payment date and ending on such interest payment date.

(iv)                              Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to paragraph 2 of the form of Note attached hereto as Exhibit A) interest on such Note and for all other purposes whatsoever, including without limitation the transfer or exchange of such Note, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(v)                                 All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

SECTION 2.7.                                          [Reserved].

SECTION 2.8.                                          [Reserved].

SECTION 2.9.                                          [Reserved].

SECTION 2.10.                                   Mutilated, Destroyed, Lost or Stolen Notes.  If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee that such Note has been lost, destroyed or wrongfully taken within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee; provided, however, if after the delivery of such replacement Note, a protected purchaser of the Note for which such replacement Note was issued presents for payment or registration such replaced Note, the Trustee or the Company shall be entitled to recover such replacement Note from the Person to whom it was issued and delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Company or the Trustee in connection therewith. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.10, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of counsel and of the Trustee) in connection therewith.

Subject to the proviso in the initial paragraph of this Section 2.10, every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.11.                                   Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding in the event the Company holds the Note; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 13.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Notes which a Trust Officer of the Trustee actually knows to be held by the Company shall not be considered outstanding.

If a Note is replaced pursuant to Section 2.10 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement pursuant to Section 2.10.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on the maturity date money sufficient to pay all principal, premium, if any, and accrued interest payable on that date with respect to the Notes (or portions thereof) to be maturing, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.12.                                   Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive

Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.13.                                   Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Notes in accordance with its internal policies and customary procedures including delivery of a certificate describing such Notes disposed or deliver canceled Notes to the Company pursuant to written direction by one Officer of the Company. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

SECTION 2.14.                                   Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.  Each payment of interest shall be paid by check mailed first class to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register (as defined in Section 2.3).

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)                                 The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 25 days after such notice) of the proposed payment (the “Defaulted Interest Payment Date”), and at least 5 days prior to the date of the proposed payment the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest, which date shall be not more than 15 days and not less than 5 days prior to the Defaulted Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such Special Record Date, and in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Defaulted Interest Payment Date therefor to be given in the manner provided for in Section 13.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Defaulted Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Defaulted Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                                 The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.14, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.15.                                   Computation of Interest. Interest on the Notes shall be computed on the basis of a 365-day year (actual days divided by 365).

ARTICLE III

COVENANTS

SECTION 3.1.                                          Payment of Notes.  The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Central Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Notes to the extent lawful.

SECTION 3.2.                                          [Reserved].

SECTION 3.3.                                          [Reserved].

SECTION 3.4.                                          [Reserved].

SECTION 3.5.                                          [Reserved].

SECTION 3.6.                                          [Reserved].

SECTION 3.7.                                          [Reserved].

SECTION 3.8.                                          [Reserved].

SECTION 3.9.                                          [Reserved].

SECTION 3.10.                                   [Reserved].

SECTION 3.11.                                   Reports.

(a)                                 The Company will notify the Trustee in writing within a reasonable time of filing any reports filed electronically with the SEC.  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, if not filed electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), the Company will post on its website and furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)  all quarterly and annual financial information substantially in the form that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file reports on such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, as determined in the reasonable discretion of the Company for non-reporting companies.

Whether or not required by the SEC, the Company will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the

Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 3.12.                                   [Reserved].

SECTION 3.13.                                   Maintenance of Office or Agency.  The Company will maintain in St. Paul, Minnesota, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in St. Paul, Minnesota for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 3.14.                                   Corporate Existence.  Subject to Article IV hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)  its corporate existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company; and

(2)  the rights (charter and statutory), licenses and franchises of the Company;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, if the Board of Governors shall determine that (a) the preservation thereof is no longer desirable in the conduct of the business of the Company, taken as a whole, and (b) the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 3.15.                                   Payment of Taxes.  The Company will pay or discharge, prior to delinquency, all material taxes, lawful assessments, and governmental levies except such as are contested in good faith and by appropriate actions or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 3.16.                                   Payments for Consent.  The Company will not, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 3.17.                                   Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year beginning with the fiscal year ending October 31, 2013, an Officers’ Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.18.                                   Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture, including, without limitation, the filing, in a timely manner, of all necessary terminations and releases with respect to any outstanding trademark registrations in favor of parties other than the Collateral Agent or the Bank Agent (as defined in the Indenture Subordination Agreement).

SECTION 3.19.                                   Business Activities.  The Company will not engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company taken as a whole.

SECTION 3.20.                                   [Reserved].

SECTION 3.21.                                   Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE IV

CONVERSION

SECTION 4.1.                                          Conversion Privilege and Consideration.

(a)                                 Subject to and upon compliance with the provisions of this Article 4, each Holder of the Notes shall have the right, at such Holder’s option, to irrevocably convert all (but not less than all) of such Holder’s Notes into Class A Units (or, in certain cases, as determined by the Company and communicated in writing to the Trustee in the form of an Officer’s Certificate, into Class B Units), which are identical in rights and privileges to Class A Units) subject to satisfaction of the conditions described in Section 4.1(b) or, in respect of a Conversion Event (as defined below), Section 4.1(c).  If upon conversion the aggregate principal amounts of the Notes exceeds the number of authorized but unissued Class A Units as of the date thereof, then the Company may issue Class B Units to the Holders of Notes upon conversion in lieu of Class A Units.

(b)                                 Prior to the close of business on any Business Day during the 30-day period immediately preceding October 1, 2014, October 1, 2015, October 1, 2016, October 1, 2017 or October 1, 2018 (each, an “Anniversary Conversion Period”), a Holder may surrender its Notes to the Trustee for conversion into Capital Units at the Conversion Rate by delivering an irrevocable Conversion Notice together with such Holder’s Notes and, if Holder is not then a current holder of Capital Units of the Company, an Additional Member Signature Page included in the form of Note attached hereto as Exhibit A, to the Trustee at the address stated in this Indenture during an Anniversary Conversion Period (NOTE: the Conversion Notice, the original Notes and the Additional Member Signature Page, if applicable, must be received by the Trustee during an Anniversary Conversion Period in order to be timely delivered).

(c)                                  Prior to the close of business on any Business Day during the 30-day period immediately preceding 10 days prior to the effective time of a Conversion Event (each, an

“Event Conversion Period”), a Holder may surrender its Notes to the Trustee for conversion into Capital Units at the Conversion Rate by delivering an irrevocable Conversion Notice together with such Holder’s Notes to the Trustee at the address stated in this Indenture during an Event Conversion Period (NOTE: the Conversion Notice and the original Notes must be received by the Trustee during an Event Conversion Period in order to be timely delivered).  For purposes of this subsection, a “Conversion Event” shall mean (i) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, (ii) the merger or consolidation of the Company with another Person, or (iii) the optional redemption of the Notes pursuant to the provisions of Article V hereof.

(d)                                 With respect to a Conversion Event other than redemption, at least 45 days but not more than 60 days before the Conversion Event, the Company will mail or cause to be mailed, by first class mail, a notice of Conversion Event to each Holder at its registered address.

The notice will identify the Conversion Event and will state:

(1)  the effective time of the Conversion Event;

(2)  the consideration to be received by the Company in the Conversion Event;

(3)  a summary of the material terms of the Conversion Event and the effect of the Conversion Event on the financial terms of the Notes;

(4)  that the Holder shall have conversion rights with respect to the principal amount of the Notes, and a summary of the material terms of the conversion procedure with respect thereto in accordance with Article IV of this Indenture; and

(5)  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes are eligible for conversion.

At the Company’s request, the Trustee will give the notice of the Conversion Event in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 60 days prior to the effective time of the Conversion Event (or such shorter period as the Trustee shall agree), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 4.2.                                          Conversion Procedure.  To convert a Note into Capital Units, a Holder must satisfy the requirements set forth in Section 4.1 during an Anniversary Conversion Period or an Event Conversion Period, as applicable. The October 1 immediately following an Anniversary Conversion Period during which period the Holder satisfies all those requirements and delivers an irrevocable Conversion Notice together with such Holder’s Notes (and an Additional Member Signature Page, if applicable) for conversion, is the conversion date for such Note (the “Conversion Date”). Immediately prior to the effective time of a Conversion Event giving rise to an Event Conversion Period during which period the Holder satisfies all those requirements and delivers an irrevocable conversion notice together with such Holder’s Notes

(and an Additional Member Signature Page, if applicable) for conversion, is the Conversion Date for such Note.

The Person in whose name the certificate is registered shall be treated as a Holder of record as of the Close of Business on the Conversion Date.  Upon conversion of a Note, such Person shall no longer be a Holder of such Note surrendered for conversion.

Upon conversion of a Note, that portion of accrued and unpaid interest (including Additional Interest), if any, through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited.

Holders of Notes on the Close of Business on a regular Record Date will receive payment of interest on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the Close of Business on such regular Record Date.

If the last day on which a Note may be converted is not a Business Day, the Note may be surrendered on the next succeeding Business Day, provided that Holders will only receive payment of interest with respect to the converted Note through the Conversion Date.

If the Holder converts more than one Note at the same time, the number of shares of Capital Units issuable upon the conversion shall be based on the total principal amount of the Notes converted.

The Company shall deliver to the Trustee, within ten Business Days after receipt of a copy of a Conversion Notice, an Officers’ Certificate stating the number of Capital Units to be issued to the to the Holder of record as of the Close of Business on the Conversion Date, and whether the Capital Units issuable upon conversion are Class A Units or Class B Units.

SECTION 4.3.                                          Taxes on Conversion.  If a Holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of Capital Units upon the conversion.  However, the Holder shall pay any such tax which is due because the Holder requests the Capital Units to be issued in a name other than the Holder’s name.  The Company may refuse to deliver the certificates representing the Capital Units being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulations.

SECTION 4.4.                                          Trustee’s Adjustment Disclaimer.  The Trustee has no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes.  The Trustee shall not be responsible for the Company’s failure to comply with this Article 4.  Each Conversion Agent shall have the same protection under this Section 4.4 as the Trustee.

ARTICLE V

OPTIONAL REDEMPTION

SECTION 5.1.                                          Notices to Trustee.  If the Company elects to redeem all or a portion of the Notes pursuant to the optional redemption provisions of Section 5.6 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)  the clause of this Indenture pursuant to which the redemption shall occur;

(2)  the redemption date;

(3)  the principal amount of Notes to be redeemed; and

(4)  the redemption price.

Any redemption referenced in such Officers’ Certificate may be cancelled by the Company at any time prior to notice of redemption being mailed to any Holder and thereafter shall be null and void.

SECTION 5.2.                                          [Reserved].

SECTION 5.3.                                          Notice of Redemption.

At least 45 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice will identify the Notes to be redeemed and will state:

(1)  the redemption date;

(2)  the redemption price;

(3)  the name and address of the Paying Agent;

(4)  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)  that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(6)  that the Holder shall have conversion rights with respect to the principal amount of the Notes called for redemption and a summary of the material terms of the conversion procedure with respect thereto in accordance with Article IV of this Indenture; and

(7)  the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as the Trustee shall agree), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 5.4.                                          Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 5.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 5.5.                                          Deposit of Redemption or Purchase Price.  Prior to 10:00 a.m. Central Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.1 hereof.

SECTION 5.6.                                          Optional Redemption.

(a)                                 At any time prior to October 1, 2018 without penalty or premium the Company may redeem all or any portion of the outstanding principal amount of the Notes upon not less than 45 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus accrued and unpaid interest to the Redemption Date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and provided that any redemption of less than the entire outstanding principal amount of the Notes must be done pro rata to all Notes.

(b)                                 Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)                                  Any redemption pursuant to this Section 5.6 shall be made pursuant to the provisions of Sections 5.1 through 5.5 hereof.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1.                                          Events of Default.  Each of the following is an “Event of Default”:

(1)  interest on the Notes which is payable is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days, unless payment of such interest is not permitted under the Indenture Subordination Agreement or any Senior Debt Document or would constitute or cause an event of default under any Senior Debt Document (and the Company provides an Officers’ Certificate to that effect to the Trustee), in which case such nonpayment shall not constitute an Event of Default, and provided such payment shall be made as soon as the same is permitted under the Indenture Subordination Agreement and the Senior Debt Documents and would not constitute or cause an event of default thereunder;

(2)  interest on the Notes which is payable is not paid when the same becomes due and payable and such nonpayment continues for a period of one year;

(3)  default in the payment when due (at maturity or otherwise) of the principal of, or premium, if any, on, the Notes;

(4)  failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement;

(5)  the due date of the principal balance of the Senior Debt is accelerated prior to its stated final maturity date, making all such principal amounts immediately due and payable;

(6)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), whether such Indebtedness now exists, or is created after the date of this Indenture, but only if that default:

(a) is caused by a failure to pay any such Indebtedness at its stated final maturity (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its stated final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

(7)  failure by the Company to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)  the Company:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(9)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a custodian of the Company for all or substantially all of the property of the Company; or

(C) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(10)  with respect to any Collateral having a fair market value in excess of $5 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such Default continues for 60 days, (B) the declaration that the security interest with respect to such Collateral created under the Collateral Documents or under this Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Company, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

SECTION 6.2.                                          Acceleration.  In the case of an Event of Default specified in clauses (8) or (9) of Section 6.1 hereof, with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice.

If an Event of Default (other than an Event of Default described in clause (8) or (9) of Section 6.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

SECTION 6.3.                                          Other Remedies.  If an Event of Default occurs and is continuing, subject to the Indenture Subordination Agreement, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of (or premium, if any) or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Collateral Documents or the Indenture Subordination Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent provided by law, provided, that once all amounts due to Holders under this Indenture and the Notes, including, without limitation, principal, premium and interest shall have been paid, there shall be no duplication of any recovery provided by such remedies.

SECTION 6.4.                                          Waiver of Past Defaults.  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, (i) waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of the Notes (including in connection with an offer to purchase) and (ii) rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5.                                          Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent of exercising any trust or power conferred on the Trustee or the Collateral Agent. However, the Trustee and the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement or, subject to Sections 7.1 and 7.2, that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of other Holders or would involve the Trustee or the Collateral Agent in personal liability; provided, however, that the Trustee and the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction.

The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal.

Subject to the provisions of this Indenture relating to the duties of the Trustee or the Collateral Agent, in case an Event of Default occurs and is continuing, the Trustee or the Collateral Agent will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee or the Collateral Agent reasonable indemnity or security against any loss, liability or expense.

SECTION 6.6.                                          Limitation on Suits.  Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)  Holders of at least a majority in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)  such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)  Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.7.                                          Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of, and premium (if any) on, the Notes held by such Holder, on or after the due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8.                                          Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9.                                          Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, or its respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.                                   Priorities.

(a)                                 If the Trustee collects any money or property pursuant to this Article VI, or pursuant to the foreclosure or other remedial provisions contained in the Collateral Documents or the Indenture Subordination Agreement (including any money or property deposited into the Collateral Account in connection therewith), it shall pay out the money or proceeds of property in the following order:

FIRST:  to the Trustee for amounts due to it under Section 7.7 and to the Collateral Agent for fees and expenses incurred under the Collateral Documents or the Indenture Subordination Agreement;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

THIRD:  to the Company or to such party as a court of competent jurisdiction shall direct.

(b)                                 The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.

SECTION 6.11.                                   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

SECTION 6.12.                                   Notices of Events of Default.  In the case of an Event of Default specified in clauses (5), (6), (7), (8), (9), or (10), the Company shall provide written notice of such Event of Default to the Trustee by delivery of an Officer’s Certificate to the Trustee within five (5) Business Days of such Event of Default.

ARTICLE VII

TRUSTEE

SECTION 7.1.                                          Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee and the Collateral Agent will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement at the request or direction of any of the Holders unless such Holders have offered the Trustee or the Collateral Agent indemnity or security satisfactory to each of them against loss, liability or expense.

(b)                                 Except during the continuance of an Event of Default:

(1)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof or thereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement, as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)  this paragraph does not limit the effect of paragraph (b) of this Section;

(2)  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(4)  No provision of this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, the Collateral Documents, the Indenture Subordination Agreement or by Section 11.8.

(g)                                  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(h)                                 Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by one Officer of the Company.

SECTION 7.2.                                          Rights of Trustee. Subject to Section 7.1:

(a)                                 The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 Subject to Section 7.1(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Notes, the Collateral Documents or the Indenture Subordination Agreement in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(g)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(h)                                 The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is known to a Trust Officer of the Trustee.

(i)                                     Whenever in the administration of or in connection with this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement, the Company is required to provide an Officers’ Certificate, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, as the case may be, request and in the absence of bad faith or willful misconduct on its part, rely upon such Officers’ Certificate.

(j)                                    In no event shall the Trustee be responsible or liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                 The Trustee may request that the Company delivers a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                                     The Trustee shall not be bound to make any investigation into (i) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any Collateral Documents, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Agreement, any Collateral Documents or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (iv) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in any Collateral Documents, other than to confirm receipt of items expressly required to be delivered to the Trustee.

(m)                             No provision of this Indenture, the Notes, or the Collateral Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(n)                                 In the event that the Trustee (in such capacity or in any other capacity hereunder or under any Collateral Document) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture or any Collateral Document, or in the event that the Trustee is unsure as to the application of any provision of this Indenture or any Collateral Document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other application provision, or in the event that this Indenture or any Collateral Document permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.

(o)                                 The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture or any Security Document shall not be construed as a duty.

SECTION 7.3.                                          Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company.

SECTION 7.4.                                          Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the Indenture Subordination Agreement or the Notes, shall not be accountable for the Company’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5.                                          Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first class mail to each Holder at the address set forth in the Notes Register notice of the Default or Event of Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6.                                          [Reserved].

SECTION 7.7.                                          Compensation and Indemnity.  The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder and under the Notes, the Collateral Documents and the Indenture Subordination Agreement as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without willful misconduct, negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder and under the Notes, the Collateral Documents and the Indenture Subordination Agreement, including the costs and expenses of enforcing this Indenture (including this Section 7.7), the Notes, the Collateral Documents and the Indenture Subordination Agreement and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that neither the Company need pay for any such settlement made without its consent (such consent not to be unreasonably withheld, conditioned or delayed); and provided further that the Company shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company, except as may be provided in the Indenture Subordination Agreement.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in clause (8) or clause (9) of Section 6.1, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.8.                                          Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent will not be unreasonably withheld. The Company shall remove the Trustee if:

(1)  the Trustee fails to comply with Section 7.10 hereof;

(2)  the Trustee is adjudged bankrupt or insolvent;

(3)  a receiver or other public officer takes charge of the Trustee or its property; or

(4)  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes (the Trustee in such event being referred to herein as the retiring Trustee) and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder, who has been a bona fide Holder of a Note for at least six months, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9.                                          Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

SECTION 7.10.                                   Eligibility; Disqualification.  The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.                                                      Option to Effect Legal Defeasance or Covenant Defeasance; Defeasance.  The Company may at any time, at the option of its Board of Governors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2.                                          Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of their other obligations under such Notes, and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on, such Notes when such payments are due from the trust referred to in Section 8.4 hereof;

(2)  the Company’s obligations with respect to such Notes under Article II and Section 3.13 hereof;

(3)  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4)  this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3.                                          Covenant Defeasance.  Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company will, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from each of its obligations under the covenants contained in Section 3.11, 3.15, 3.16 and 3.19 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3) through 6.1(7) and 6.1(10) hereof will not constitute Events of Default.

SECTION 8.4.                                          Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.2 or 8.3 hereof:

(1)  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)  in the case of an election under Section 8.2 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)  in the case of an election under Section 8.3 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any Debt Facility or other material instrument to which the Company is a party or by which the Company is bound;

(5)  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)  the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)  the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5.                                          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.6.                                          Repayment to the Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request unless an abandoned property law designates another Person or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.7.                                          Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.1.                                          Without Consent of Holders. Notwithstanding Section 9.2 of this Indenture, the Company, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement and execute and deliver additional documents, agreements and instruments without the consent of any Holder:

(1)  to cure any ambiguity, defect or inconsistency;

(2)  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)  to provide for the assumption of the Company’s obligations to Holders of Notes by a successor to the Company pursuant to a sale of all or substantially all of the assets of the Company;

(4)  to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder or under the Notes, the Collateral Documents and the Indenture Subordination Agreement of any such Holder;

(5)  to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Disclosure Statement, to the extent that such provision in that “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(6)  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(7)  to subordinate all rights to payment under the Notes and all Liens in favor of the Collateral Agent in the Collateral to the rights of any lender or lenders of Senior Debt, including Replacement Senior Debt, pursuant to the terms and conditions of an Indenture Subordination Agreement;

(8)  to add additional Collateral to secure the Notes; or

(9)  to release Liens in favor of the Collateral Agent in the Collateral as provided in Section 11.6 hereof.

Subject to Section 9.2, upon the request of the Company accompanied by a resolution of its Board of Governors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

After an amendment or supplement under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.2.                                          With Consent of Holders.  Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default arising in the payment of the principal of, or premium (if any) on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.11 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.2.

Upon the request of the Company accompanied by a resolution of its Board of Governors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.2 may not (with respect to Notes held by a non-consenting holder):

(1)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(3)  reduce the rate of interest, including default interest, on any Note;

(4)  waive a Default or Event of Default in the payment of principal of, or premium, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)  make any Note payable in money other than that stated in the Notes;

(6)  make any change in Section 6.4 or 6.7;

(7)  waive a redemption payment with respect to any Note ; or

(8)  make any change in the preceding amendment and waiver provisions.

In addition, without the consent of Holders of a majority in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(A)                               modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture, the Collateral Documents and the Indenture Subordination Agreement; or

(B)                               modify the Indenture Subordination Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Indenture Subordination Agreement.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of the Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

After an amendment or supplement under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

In addition, without the consent of Holders of a majority in aggregate principal amount of Notes then outstanding, the Company may not:

(A)                               voluntarily dissolve the Company; or

(B)                               materially change the business purpose of the Company.

SECTION 9.3.                                          [Reserved].

SECTION 9.4.                                          Revocation and Effect of Consents and Waivers.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons, who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.5.                                          Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an authentication order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6.                                          Trustee to Sign Amendments.  The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.1 and 7.2 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.4 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

[RESERVED]

ARTICLE XI

COLLATERAL AND SECURITY

SECTION 11.1.                                   The Collateral.

(a)                                 The due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in Section 7.7 and Section 8.5 herein, and the Notes and the Collateral Documents, shall be secured by second-priority Liens and security interests, subject to Permitted Liens, in the Collateral and will be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Indenture Subordination Agreement.

(b)                                 The Company hereby agrees that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Indenture Subordination Agreement, and the Collateral Agent is hereby authorized to execute and deliver the Collateral Documents and the Indenture

Subordination Agreement including any Collateral Documents or Indenture Subordination Agreement executed after the Issue Date.

(c)                                  Each Holder, by its acceptance of any Notes, consents and agrees to the terms of the Collateral Documents and the Indenture Subordination Agreement including any Collateral Documents or Indenture Subordination Agreements executed after the Issue Date (and including, without limitation, the provisions providing for foreclosure) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Collateral Documents and the Indenture Subordination Agreement in accordance therewith.

(d)                                 The Trustee and each Holder, by accepting the Notes, acknowledges that, as more fully set forth in the Collateral Documents and the Indenture Subordination Agreement, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien granted by the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Indenture Subordination Agreement and actions that may be taken thereunder.

SECTION 11.2.                                   Further Assurances.

(a)                                 The Company shall, at its sole expense, do or cause to be done all acts which may be reasonably necessary, if requested by the Collateral Agent, to confirm that the Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected first or second priority Liens and security interests, as applicable, in the Collateral (subject to Permitted Liens) to the extent required by this Indenture, the Collateral Documents and the Indenture Subordination Agreement.

(b)                                 As necessary, or upon request of the Collateral Agent or the Trustee, the Company shall, at its sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary, or as the Collateral Agent or the Trustee may reasonably request, to assure, perfect, transfer and confirm the property and rights conveyed by the Collateral Documents, including with respect to after-acquired Collateral.

SECTION 11.3.                                   After-Acquired Property.  Upon the acquisition by the Company after the date of this Indenture of (1) any after-acquired assets, including, but not limited to, any after-acquired real property or any equipment or fixtures which constitute accretions, additions or technological upgrades to the equipment or fixtures or any working capital assets that, in any such case, form part of the First Priority Collateral or AgStar Collateral, as applicable, or (2) any material additional assets out of the net cash proceeds from any issuance of Additional Notes, the Company shall execute and deliver, (i) with regard to any real property (other than Excluded Property) with a fair market value of $1.0 million or more, the items described in Section 11.5 below within 60 days of the date of acquisition, and (ii) to the extent required by the Collateral Documents, any information, documentation or other certificates as may be necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such after-acquired property (other than Excluded Property) and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture, the Notes, the Collateral

Documents and the Indenture Subordination Agreement relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect.  For the sake of clarity, the foregoing provisions regarding after-acquired property and the obligations of the Company with respect thereto shall not apply to Excluded Property.

SECTION 11.4.                                   Impairment of Security Interest. The Company will not take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Collateral Agent and the Holders with respect to the Collateral. The Company shall not grant to any Person, or permit any Person to retain (other than the Collateral Agent or the collateral agent under the AgStar Credit Facility), any interest whatsoever in the Collateral, other than Permitted Liens. The Company will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement. The Company shall, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

SECTION 11.5.                                   Real Estate Mortgages and Filings. With respect to the properties to be subject to a mortgage lien (including all applicable after-acquired properties) that form a portion of the Collateral (individually and collectively, the “Premises”):

(1)  the Company shall deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Holders of the Notes, fully executed counterparts of Mortgages, each dated not later than 30 days of the date of this Indenture or 60 days of the date of acquisition of such property, as the case may be, in accordance with the requirements of this Indenture and/or the Collateral Documents, duly executed by the Company, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second priority Lien, subject to Permitted Liens, against the properties purported to be covered thereby. Notwithstanding the foregoing, to the extent that a Mortgage is required to be delivered with respect to any real property located in a jurisdiction that imposes mortgage recording taxes, such Mortgage shall not be required to secure Indebtedness in an amount exceeding 100% of the fair market value of such Mortgaged Property; and

(2)  the Collateral Agent shall have received mortgagee’s title insurance policies in favor of the Collateral Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid second priority Liens thereon free and clear of all Liens, defects and encumbrances, other than Permitted Liens, all such title policies to be in amounts equal to 100% of the estimated fair market value of the Premises covered thereby, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required and shall be accompanied by evidence of the payment in full of all premiums thereon (or that satisfactory arrangements for such payment have been made).

SECTION 11.6.                                   Release of Liens on the Collateral.

(a)                                 The Liens on the Collateral will be released with respect to the Notes:

(1)  in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes;

(2)  in whole, upon satisfaction and discharge of this Indenture as set forth in Article XII hereof; or

(3)  in whole, upon a legal defeasance as set forth in Section 8.2 hereof.

provided, that, in the case of any release in whole pursuant to clauses (1) through (3) above, all amounts owing to the Trustee under this Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement have been paid.

(b)                                 To the extent applicable, the Company will furnish to the Trustee, prior to each proposed release of First Priority Collateral, prior to the proposed release of any other Collateral pursuant to the Collateral Documents and this Indenture:

(1)  an Officers’ Certificate requesting such release, including a statement to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with;

(2)  a form of such release (which release shall be in form reasonably satisfactory to the Trustee and shall provide that the requested release is without recourse or warranty to the Trustee);

(3)  all documents required by this Indenture, the Collateral Documents and the Indenture Subordination Agreement; and

(4)  an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by this Indenture, the Collateral Documents and the Indenture Subordination Agreement.

Upon compliance by the Company, with the conditions precedent set forth above, and upon delivery by the Company to the Trustee of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Company the released Collateral.

(c)                                  The release of any Collateral from the terms of the Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture, the Collateral Documents or the Indenture Subordination Agreement or upon the termination of this Indenture.

SECTION 11.7.                                   Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Collateral Documents.

(a)                                 Subject to the provisions of the Collateral Documents and the Indenture Subordination Agreement, each of the Trustee or the Collateral Agent may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Holders under the Collateral Documents and the Indenture Subordination Agreement and (b) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Company and the Subsidiaries hereunder and thereunder. Subject to the provisions of the Collateral Documents and the Indenture Subordination Agreement, the Trustee or the Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, the Indenture Subordination Agreement or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b)                                 The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Collateral Documents or otherwise.

(c)                                  Where any provision of this Indenture requires that additional property or assets be added to the Collateral, the Company shall deliver to the Trustee or the Collateral Agent the following:

(1)  a notice from the Company of such Collateral;

(2)  the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Collateral Documents entered into on the date of this Indenture, with such changes thereto as the Company shall consider appropriate, or in such other form as the Company shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee or the Collateral Agent;

(3)  an Officers’ Certificate to the effect that the Collateral being added is in the form, consists of the assets and is in the amount or otherwise has the fair market value required by this Indenture;

(4)  an Officers’ Certificate and, in the case of Collateral being added, an Opinion of Counsel, to the effect that all conditions precedent provided for in this Indenture to the addition of such Collateral have been complied with, which Opinion of Counsel (if any) shall provide customary opinions as to the creation and perfection of the Collateral Agent’s Lien on such Collateral and as to the due authorization, execution, delivery, validity and enforceability of the Collateral Document being entered into; and

(5)  such financing statements, if any, as the Company shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d)                                 The Trustee or the Collateral Agent, in giving any consent or approval under the Collateral Documents or the Indenture Subordination Agreement, shall be entitled to receive, as a condition to such consent or approval, an Officers’ Certificate and an Opinion of Counsel to the effect that the action or omission for which consent or approval is to be given does not impair the security of the Holders in contravention of the provisions of this Indenture, the Collateral Documents and the Indenture Subordination Agreement, and the Trustee or the Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officers’ Certificate and Opinion of Counsel.

SECTION 11.8.                                   Collateral Accounts.

(a)                                 The Trustee is authorized to receive any funds for the benefit of the Holders distributed under, and in accordance with, the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture, the Collateral Documents and the Indenture Subordination Agreement.

(b)                                 Prior to the Issue Date, the Trustee shall have established the Collateral Account, which shall at all times hereafter until this Indenture shall have terminated, be maintained with, and under the sole control of, the Trustee. The Collateral Account shall be a trust account and shall be established and maintained by the Trustee at one of its corporate trust offices (which may include the New York corporate trust office) and all Collateral shall be credited thereto. All cash and Cash Equivalents received by the Trustee from Asset Dispositions of Collateral, Recovery Events, Asset Swaps involving the transfer of Collateral, foreclosures of or sales of the Collateral, issuances of Additional Notes and other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Collateral Account to the extent required by this Indenture, the Collateral Documents or the Indenture Subordination Agreement, and thereafter shall be held, applied and/or disbursed by the Trustee in accordance with the terms of this Indenture (including, without limitation, Section 2.1(a), Section 6.10 and Section 11.8(a)). In connection with any and all deposits to be made into the Collateral Account under this Indenture, the Trustee shall receive an Officers’ Certificate directing the Trustee to make such deposit.

(c)                                  Pending the distribution of funds in the Collateral Account in accordance with the provisions hereof and provided that no Event of Default shall have occurred and be continuing, the Company may direct the Trustee to invest such funds in Cash Equivalents specified in such direction, such investments to mature by the times such funds are needed hereunder and such direction to certify that such funds constitute Cash Equivalents and that no Event of Default shall have occurred and be continuing. So long as no Event of Default shall have occurred and be continuing, the Company may direct the Trustee to sell, liquidate or cause the redemption of any such investments and to transmit the proceeds to the Company or its designee, in each case, to the extent permitted under Section 2.1(a) hereof, such direction to certify that no Event of Default shall have occurred and be continuing. Any gain or income on any investment of funds in the Collateral Account shall be credited to the Collateral Account. The Trustee shall have no liability for any loss incurred in connection with any investment or any sale, liquidation or redemption thereof made in accordance with the provisions of this Section 11.8(c).

SECTION 11.9.                                   Negative Pledge.  Except for Permitted Liens, the Company will not further pledge the Collateral as security or otherwise.

SECTION 11.10.                            Collateral Agent

(a)                                 The Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate.

(b)                                 The Collateral Agent shall have all the rights and protection provided in the Collateral Documents as well as the rights and protections afforded to the Trustee in Sections 7.2 and 7.7; provided, however, that the Company shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct or gross negligence.

(c)                                  Subject to the Collateral Documents, except as directed by the Trustee as required or permitted by this Indenture, the Holders acknowledge that the Collateral Agent shall not be obligated:

(1)  to act upon directions purported to be delivered to it by any other Person;

(2)  to foreclose upon or otherwise enforce any Lien securing the Notes; or

(3)  to take any other action whatsoever with regard to any or all Liens securing the Notes, the Collateral Documents or the Collateral.

(d)                                 In acting as Collateral Agent, co-collateral agent or sub-collateral agent, the Collateral Agent, each co-collateral agent and each sub-collateral agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII.

(e)                                  The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the Collateral Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(1)  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(2)  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Collateral Documents that the Collateral Agent is required to exercise as directed in writing by Holders of a majority of the aggregate principal amount of the outstanding Notes; provided the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement or, subject to Sections 7.1 and 7.2, that the Collateral Agent determines is unduly prejudicial to the rights of other Holders or would involve the Collateral Agent in personal liability; provided, further, however, that the Collateral Agent may take any other action deemed proper by the Collateral Agent that is not inconsistent with such direction; and

(3)  shall not be liable for any action taken or not taken by it (A) with the consent or at the request of Holders of a majority of the aggregate principal amount of the outstanding Notes or (B) in the absence of its own gross negligence or willful misconduct or (C) in reliance on an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.

(f)                                   The Company shall make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by the Collateral Documents to maintain (at the sole cost and expense of the Company) the security interest created by the Collateral Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Collateral Documents) as a perfected security interest with the priority required by the Collateral Documents and the Indenture Subordination Agreement.

(g)                                  The Company shall furnish to the Trustee and the Collateral Agent at least thirty (30) days prior to the anniversary of the Issue Date in each year an Officers’ Certificate and Opinion of Counsel, dated as of such date, either (i) (x) stating that such action has been taken with respect to the recording, filing, re-recording, and re-filing of this Indenture or the Collateral Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Collateral Documents securing the Note Obligations under applicable law to the extent required by the Collateral Documents other than any action as described therein to be taken, and (y)

stating that on the date of such Opinion of Counsel, all financing statements, financing statement amendments and continuation statements have been executed and filed that are necessary, as of such date, to maintain the perfection (to the extent required by the Collateral Documents) of the security interests of the Collateral Agent securing the Note Obligations thereunder and under the Collateral Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within a succeeding 12-month period from such date, and such continuation statement or amendment is not effective if filed at the time of the Opinion of Counsel, such Opinion of Counsel may so state and in that case the Company shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing Note Obligations, or (ii) stating that no such action is necessary to maintain such Liens or security interests.

(h)                                 In the event that the Collateral Agent is requested to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right to not follow such direction, to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  Neither the Trustee nor the Collateral Agent will be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.  Neither the Trustee nor the Collateral Agent shall be responsible for any loss incurred by the Holders by the Collateral Agent’s refusal to take actions to acquire title or other actions that may result in it being considered an “owner or operator”.

ARTICLE XII

SATISFACTION AND DISCHARGE

SECTION 12.1.                                   Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a)                                 either:

(1)  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(2)  all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(c)                                  the Company has paid or caused to be paid all sums payable by it under this Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement; and

(d)                                 the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (a)(2) of this Section 12.1, the provisions of Sections 12.2 and 8.6 hereof will survive. In addition, nothing in this Section 12.1 will be deemed to discharge those provisions of Section 7.7 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

SECTION 12.2.                                   Application of Trust Money. Subject to the provisions of Section 8.6 hereof, all money deposited with the Trustee pursuant to Section 12.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 hereof; provided that if the Company has made any payment of principal of, or premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1.                                   [Reserved].

SECTION 13.2.                                   Notices. Any notice or communication shall be in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:

Heron Lake BioEnergy, LLC

91246 390th Avenue

P.O. Box 198

Heron Lake, Minnesota 556137-0198

Attention: Chief Executive Officer

Telecopy: (507) 793-0078

with a copy to:

Lindquist & Vennum LLP

80 S. Eighth Street, Suite 4200

Minneapolis, Minnesota 55402
Attention: Michael L. Weaver

Fax: (612) 371-3207

if to the Trustee, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Heron Lake BioEnergy Administrator

Telecopy: (651) 495-8097

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Company shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if transmitted by facsimile; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed delivered upon receipt.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears in the Notes Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 13.3.                                   [Reserved].

SECTION 13.4.                                   Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Collateral Documents or the Indenture Subordination Agreement (except in connection with the original issuance of Notes on the date hereof), the Company shall furnish to the Trustee:

(1)  an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the applicable Collateral Documents and the Indenture Subordination Agreement relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.5.                                   Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

SECTION 13.6.                                   When Notes Disregarded.  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of them shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.7.                                   Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or at meetings of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.8.                                   Business Days.  If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 13.9.                                   Governing Law.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MINNESOTA. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE COURTS OF, AND THE FEDERAL COURTS LOCATED IN, THE STATE OF MINNESOTA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

SECTION 13.10.                            No Recourse Against Others.  An incorporator, director, officer, employee, member, partner or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, this Indenture, the Collateral Documents, the Indenture Subordination Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Notes.

SECTION 13.11.                            Successors.  All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.                            Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 13.13.                            [Reserved].

SECTION 13.14.                            Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.15.                            Waivers of Jury Trial.  THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, THE NOTES, ANY COLLATERAL DOCUMENT OR THE INDENTURE SUBORDINATION AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 13.16.                            Indenture Subordination Agreement Controls.  Notwithstanding any contrary provision in this Indenture, the Indenture is subject to the provisions of the Indenture Subordination Agreement. The Company and the Trustee acknowledge and agree to be bound by the provisions of the Indenture Subordination Agreement.

SECTION 13.17.                            Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.18.                            Severability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 13.19.                            USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they shall provide the Trustee with such information as it may request in order to satisfy the requirements of the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

HERON LAKE BIOENERGY, LLC

By:	/s/ Paul Enstad
	Name:	Paul Enstad
	Title:	Chairman

Signature Page to Indenture dated as of September 18, 2013
between Heron Lake BioEnergy, LLC and U.S. Bank National Association

S-1

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Signature Page to Indenture dated as of September 18, 2013
between Heron Lake BioEnergy, LLC and U.S. Bank National Association

S-2

EXHIBIT A

 [FORM OF FACE OF NOTE]

THIS SUBORDINATED SECURED PROMISSORY NOTE (“NOTE”) AND THE CLASS A UNITS ISSUABLE UPON ANY CONVERSION HEREOF (“CONVERSION UNITS”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AS TO THIS NOTE OR SUCH CONVERSION UNITS AND REGISTRATION OR QUALIFICATION OF THIS NOTE OR SUCH CONVERSION UNITS UNDER SUCH STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED. WITHOUT LIMITING THE FOREGOING, THIS NOTE WAS OFFERED AND SOLD IN RELIANCE ON SECTION 3(A)(11) AND RULE 147 OF THE ACT COVERING INTRASTATE OFFERS AND SALES OF SECURITIES.  ACCORDINGLY, THE NOTE AND, IF CONVERTED, THE CONVERSION UNITS MAY BE SOLD OR TRANSFERRED ONLY TO PERSONS RESIDENT OF THE STATE OF MINNESOTA DURING THE PERIOD IN WHICH ANY NOTES ISSUED UNDER THE INDENTURE (AS DEFINED HEREIN) ARE BEING OFFERED AND SOLD BY THE COMPANY AND FOR A PERIOD OF NINE MONTHS FROM THE DATE OF LAST SALE BY THE COMPANY OF SUCH SECURITIES.  THE TRANSFER OF THE CONVERSION UNITS IS ALSO RESTRICTED UNDER THE MEMBER CONTROL AGREEMENT GOVERNING THE MEMBERS OF THE COMPANY.  ALL RIGHTS OF THE HOLDER HEREOF INCLUDING BUT NOT LIMITED TO RIGHTS TO PAYMENT OF INTEREST AND PRINCIPAL SHALL IN ALL RESPECTS AND FOR ALL PURPOSES BE SUBORDINATE TO THE COMPANY’S SENIOR DEBT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS AND CONDITIONS OF THE INDENTURE SUBORDINATION AGREEMENT.

No. [ ]	Principal Amount $[ ]

7.25% SUBORDINATED SECURED NOTES DUE 2018

Heron Lake BioEnergy, LLC, a Minnesota limited liability company, promises to pay to [                              ],* or its registered assigns, the principal sum of                      Dollars on October 1, 2018.  Additional provisions of this Note are set forth on the other side of this Note.

Interest Payment Dates: April 1 and October 1
Record Dates: March 15 and September 15

IN WITNESS WHEREOF, Heron Lake BioEnergy, LLC has caused this Note to be executed in its name and on its behalf by the manual or facsimile signature of its duly authorized officer, as of the date of original issue, being the 18th day of September, 2013.

HERON LAKE BIOENERGY, LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

By:	Date: , 2013
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

HERON LAKE BIOENERGY, LLC
7.25% Subordinated Secured Notes due 2018

1.                                      Interest

Heron Lake BioEnergy, LLC, a Minnesota limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semiannually on April 1 and October 1 of each year, commencing April 1, 2014, unless payment of such interest is not permitted under the Indenture Subordination Agreement or any Senior Debt Document or would constitute or cause an event of default under any Senior Debt Document (and the Company provides an Officers’ Certificate to that effect to the Trustee), in which case such nonpayment shall not constitute an Event of Default, and provided such payment shall be made as soon as the same is permitted under the Indenture Subordination Agreement and the Senior Debt Documents and would not constitute or cause an event of default thereunder.

Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from its Issue Date.  Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) of Section 2.14 of the Indenture (as defined below).

The Company shall pay interest on overdue principal, and on overdue premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 365-day year.

2.                                      Method of Payment

By no later than 10:00 a.m. (St. Paul, Minnesota time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof.

3.                                      Paving Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-registrar.

4.                                      Indenture

The Company issued the Notes under an Indenture dated as of September 18, 2013 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of those terms.

The Notes are secured subordinated obligations of the Company. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is limited to $12,000,000. This Note is one of the 7.25% Subordinated Secured Notes due 2018 referred to in the Indenture. The Notes include (i) $4,143,000.00 aggregate principal amount of the Company’s 7.25% Subordinated Secured Notes due 2018 issued under the Indenture on September 18, 2013 (herein called “Initial Notes”), (ii) if and when issued, additional 7.25% Subordinated Secured Notes due 2018 of the Company that may be issued from time to time under the Indenture subsequent to September 18, 2013 (herein called “Additional Notes”) as provided in Section 2.1(a) of the Indenture and (iii) if and when issued, the Company’s 7.25% Subordinated Secured Notes due 2018 that may be issued from time to time under the Indenture in exchange for Initial Notes or Additional Notes (herein called “Exchange Notes”). The Initial Notes, Additional Notes and Exchange Notes are treated as a single class of securities under the Indenture and shall be secured by second priority Liens and security interests, subject to Permitted Liens, in the Collateral.

5.                                      Optional Redemption

At any time prior to October 1, 2018 without penalty or premium the Company may redeem all or any portion of the Notes, upon not less than 45 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to the principal amount of Notes being redeemed as of the date of redemption (the “Redemption Date”), subject to the rights of holders of Notes on the relevant record date to exercise certain conversion rights and to receive interest due on the relevant interest payment date.

6.                                      Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $10,500 and whole multiples of $1,500 in excess thereof, except as the Company may otherwise authorize and specify by Officer’s Certificate. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Note for a period beginning (1) 15 days before a Conversion Date or (2) 15 days before an interest payment date and ending on such interest payment date.

7.                                      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

8.                                      Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such principal, premium, if any, or interest has become due and payable, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

9.                                      Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes, the Indenture, the Collateral Documents and the Indenture Subordination Agreement if the Company deposits with the Trustee money or Government Securities for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

10.                               Amendment, Supplement, Waiver

Subject to certain exceptions set forth in the Indenture, the Company and the Trustee may amend or supplement this Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement without the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency; (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;  (3) to provide for the assumption of the Company’s obligations to Holders of Notes by a successor to the Company pursuant to a sale of all or substantially all of the assets of the Company; (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder or under the Notes, the Collateral Documents and the Indenture Subordination Agreement of any such Holder; (5) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Disclosure Statement, to the extent that such provision in that “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture or the Notes; (6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; (7) to subordinate all rights to payment under the

Notes and all Liens in favor of the Collateral Agent in the Collateral to the rights of any lender or lenders of Senior Debt pursuant to the terms and conditions of an Indenture Subordination Agreement, including Replacement Senior Debt; (8) to add additional Collateral to secure the Notes; or (9) to release Liens in favor of the Collateral Agent in the Collateral as provided in Section 11.6 of the Indenture.

Except as provided below in this Section 10, the Company and the Trustee may amend or supplement the Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class and, subject to Sections 6.4 and 6.7 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default arising in the payment of the principal of, or premium (if any) on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 10 may not (with respect to Notes held by a non-consenting holder): (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes; (3) reduce the rate of interest, including default interest, on any Note; (4) waive a Default or Event of Default in the payment of principal of, or premium, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); (5) make any Note payable in money other than that stated in the Notes; (6) make any change in Section 6.4 or 6.7 of the Indenture; (7) waive a redemption payment with respect to any Note; or (8) make any change in the preceding amendment and waiver provisions.

In addition, without the consent of Holders of a majority in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:

(A)                               modify any Collateral Document or the provisions in the Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release any Collateral other than in accordance with this Indenture, the Collateral Documents and the Indenture Subordination Agreement; or

(B)                               modify the Indenture Subordination Agreement in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Collateral Documents and the Indenture Subordination Agreement.

In addition, without the consent of Holders of a majority in aggregate principal amount of Notes then outstanding, the Company may not: (A) voluntarily dissolve the Company; or (B) materially change the business purpose of the Company.

11.                               Defaults and Remedies

Each of the following is an “Event of Default”:

(1)  interest on the Notes which is payable is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days, unless payment of such interest is not permitted under the Indenture Subordination Agreement or any Senior Debt Document or would constitute or cause an event of default under any Senior Debt Document (and the Company provides an Officer’s Certificate to that effect to the Trustee), in which case such nonpayment shall not constitute an Event of Default, and provided such payment shall be made as soon as the same is permitted under the Indenture Subordination Agreement and the Senior Debt Documents and would not constitute or cause an event of default thereunder;

(2)  interest on the Notes which is payable is not paid when the same becomes due and payable and such nonpayment continues for a period of one year;

(3)  default in the payment when due (at maturity or otherwise) of the principal of, or premium, if any, on, the Notes;

(4)  failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture, the Notes, the Collateral Documents or the Indenture Subordination Agreement;

(5)  the due date of the principal balance of the Senior Debt is accelerated prior to its stated final maturity date, making all such principal amounts immediately due and payable;

(6)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company (or the payment of which is guaranteed by the Company), whether such Indebtedness now exists, or is created after the date of this Indenture, but only if that default:

(a) is caused by a failure to pay any such Indebtedness at its stated final maturity (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its stated final maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

(7)  failure by the Company to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5 million (net of any amount covered by insurance issued by a national insurance company that has not contested coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)  certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company; and

(9)  with respect to any Collateral having a fair market value in excess of $5 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such Default continues for 60 days, (B) the declaration that the security interest with respect to such Collateral created under the Collateral Documents or under this Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Company, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

In the case of an Event of Default specified in clause (8) or (9) above, with respect to the Company all outstanding Notes will become due and payable immediately without further action or notice.

If an Event of Default (other than an Event of Default described in clause (8) or (9) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in aggregate principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest shall be due and payable immediately.

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal.

Subject to the provisions of the Indenture relating to the duties of the Trustee or the Collateral Agent, in case an Event of Default occurs and is continuing, the Trustee or the Collateral Agent will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes, the Collateral Documents and the Indenture Subordination Agreement at

the request or direction of any holders of Notes unless such holders have offered to the Trustee or the Collateral Agent reasonable indemnity or security against any loss, liability or expense.

12.                               Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

13.                               No Recourse Against Others

An incorporator, director, officer, employee, member, partner or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Indenture, the Collateral Documents or the Indenture Subordination Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are a part of the consideration for the issuance of the Notes.

14.                               Conversion

Prior to the close of business on any Business Day during the 30-day period immediately preceding October 1, 2014, October 1, 2015, October 1, 2016, October 1, 2017 or October 21, 2018, and prior to the close of business on any Business Day during the 30-day period immediately preceding 10 days prior to the effective time of a Conversion Event, each Holder of the Notes shall have the right, at such Holder’s option, to irrevocably convert all of such Holder’s Notes into Class A Units (or, in certain cases, into Class B Units, which are identical in rights and privileges to Class A Units) subject to satisfaction of the conditions set forth in Article IV of the Indenture which include delivery of a Conversion Notice in the form attached hereto and, if the Holder is not then currently a holder of Capital Units of the Company, an Additional Member Signature page in the form attached hereto.  If the conversion of the principal amount of the Notes exceeds upon conversion the number of authorized but unissued Class A Units, then the Company may issue Class B Units to the Holders of Notes upon conversion in lieu of Class A Units.  For purposes of this conversion right, a “Conversion Event” shall mean (i) the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, (ii) the merger or consolidation of the Company with another Person, or (iii) the optional redemption of the Notes pursuant to the provisions of Article V of the Indenture.

15.                               Authentication

This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

16.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (— joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture, which has in it the text of this Note in larger type. Requests may be made to:

Heron Lake BioEnergy, LLC

91246 390th Avenue

P.O. Box 198

Heron Lake, Minnesota 556137-0198

Attention: Chief Executive Officer

Telecopy: (507) 793-0078

18.                               USA Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to the Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Note on the books of the Company.

The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

[The signature(s) should be guaranteed by an eligible Guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule l7Ad-15.]

The undersigned hereby certifies that it  ☐ is /  ☐ is not an Affiliate of the Company and that, to its knowledge, the proposed transferee  ☐ is /  ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ALL BOXES BELOW AS APPLICABLE:

(1)	☐	acquired for the undersigned’s own account, without transfer;

(2)	☐	or transferred to the Company; or

(3)	☐	transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

(5)	☐	transferred pursuant to and in compliance with the restrictions on transfer set forth on the face of the Notes.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (1), (3), (4) and/or (5) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a                                                             , and is aware that the sale to it is being made in reliance on Rule 144 and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144 or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144.

Dated:

CONVERSION NOTICE FORM

TO: Heron Lake BioEnergy, LLC,
c/o U.S. Bank National Association, Indenture Trustee

This Conversion Notice along with the Original Note and, for Holders who are not presently members of Heron Lake BioEnergy, LLC, a signed Additional Member Signature Page, must be delivered to:

The Trustee, at its corporate trust office, which corporate trust office for purposes of this Indenture is at the date hereof located at:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Heron Lake BioEnergy Administrator

Telecopy: (651) 495-8097

with a copy to:

Heron Lake BioEnergy, LLC

91246 390th Avenue

P.O. Box 198

Heron Lake, Minnesota 556137-0198

Attention: Chief Executive Officer

Telecopy: (507) 793-0078

(1)                                 The undersigned hereby irrevocably elects to convert the principal amount of the Note surrendered for conversion into Capital Units (the “Capital Units”) of Heron Lake BioEnergy, LLC, a Minnesota limited liability company (the “Company”), pursuant to the terms and conditions of the Indenture dated as of September 18, 2013, between Heron Lake BioEnergy, LLC and U.S. Bank National Association, and:

Surrenders herewith the original Note.

(2)                                 Please issue a certificate or certificates representing said Capital Units of the Company or other securities or property deliverable upon conversion of this Note in the name of the undersigned or in such other name and address as is specified below:

(Name)

(Address)

(3)                                 The undersigned represents that (i) the aforesaid Capital Units are being acquired for the account of the undersigned, not as a nominee for any other party, and for investment, by reason of a specific exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), which exemption depends upon, among other things, the bona fide nature of the investment intent herein, (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company and the conversion of the Note into Capital Units; (iii) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and the conversion of the Note into Capital Units; (iv) the undersigned understands that the Capital Units issuable upon conversion of this Note have not been registered under the Securities Act, and they must be held unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Capital Units, may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the Capital Units for the time period prescribed by Rule 144, and that among the conditions for use of the Rule is the availability of current information to the public about the Company and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Capital Units, unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

Date	(Signature)

(Print Name)

ADDITIONAL MEMBER SIGNATURE PAGE

IN WITNESS WHEREOF, pursuant to Sections 6.1 and/or 10.6 of the Member Control Agreement of Heron Lake BioEnergy, LLC, of which this signature page is a part, in consideration of and as a condition to the undersigned’s being admitted as a Member and acquiring units in Heron Lake BioEnergy, LLC, the undersigned hereby executes and enters into this Member Control Agreement as an additional Member as of the Effective Date (as defined in this Member Control Agreement) or, if later, the effective date of the undersigned’s acquisition of Units and admission as a Member pursuant to this Member Control Agreement.  By execution of this signature page and on such date, the undersigned becomes a party to this Member Control Agreement, and agrees to be bound in all respects by the terms and conditions of this Member Control Agreement on and after such date.

Date Signed:

Individuals:

(signature)	(signature of joint investor)

(print name)	(print name of joint investor)

Entities:

(print name of entity)

(signature)

(print name of authorized signatory)

(print title of authorized signatory)

EXHIBIT B

FORM OF SECURITY AGREEMENT

(See attached)

SUBORDINATED SECURITY AGREEMENT

THIS SUBORDINATED SECURITY AGREEMENT (“Security Agreement”), is made and entered into as of the 18th day of September, 2013, by and between HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (“Debtor”), and U.S. BANK NATIONAL ASSOCIATION, acting in its capacity as collateral agent (together with its successors and assigns, the “Collateral Agent”) for the equal and ratable benefit of holders (“Holders”) of the Heron Lake BioEnergy, LLC 7.25% Subordinated Secured Notes due 2018 (collectively, the “Notes”).

WITNESSETH:

WHEREAS, each Holder has extended certain financial accommodations to or for the benefit of the Debtor and the Debtor has delivered, or caused delivery, to or for the account of each Holder, a Note that is subject in all respect to the terms and conditions of that certain Indenture dated as of September 18, 2013, to which the Debtor is a party (the “Indenture”);

WHEREAS, to induce the Holders to accept the Notes, Debtor has agreed to grant a security interest in the Collateral (as hereinafter defined) which shall be subordinate in all respects to Senior Debt (as defined in the Indenture), including the indebtedness and liens of AgStar Financial Services, PCA (“AgStar”) pursuant to the terms of that certain Indenture Subordination Agreement (as hereinafter defined) delivered by the Collateral Agent in favor of AgStar;

NOW, THEREFORE, in consideration of the Notes, the premises, the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                      Definitions.  All capitalized terms used in this Security Agreement shall the meaning as set forth in the Indenture or in the Uniform Commercial Code (the “UCC”), as enacted in the State of Minnesota, and as amended from time to time and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective.

2.                                      Grant of Security Interest and Collateral.  To secure the debt, liability and obligation of Debtor to the Holders evidenced under the Notes and any extensions, renewals or replacements thereof (hereinafter referred to as the “Obligations”), Debtor hereby grants to the Collateral Agent, for the equal and ratable benefit of the Holders, a continuing security interest (herein called the “Security Interest”), in and against all of the following personal property of Debtor, whether now owned or hereafter acquired (collectively, the “Collateral”):

EQUIPMENT:  All Equipment of Debtor, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, Fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies and all other Goods (except Inventory) used or bought for use by Debtor for any business or enterprise and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Collateral Agent or the Lenders by Debtor, all

accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by the Debtor.

GENERAL INTANGIBLES:  All General Intangibles of Debtor whether now owned or hereafter acquired, including (without limitation) all present and future Payment Intangibles, patents, patent applications, Software, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, licenses, franchises, the right to use the Debtor’s name, and the good will of Debtor’s business.

CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS:  All Chattel Paper, Instruments and Documents.

PROCEEDS: Together with all substitutions and replacement for and products of any of the foregoing property, together with any cash and uncashed proceeds and insurance proceeds of any and all of the foregoing property and, in the case of all tangible property, together with all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such tangible property.

3.                                      Representations, Warranties and Covenants.  Debtor represents, warrants and covenants that:

(a)                                 Debtor will pay, when due, all taxes and other governmental charges levied or assessed upon or against any item of Collateral.

(b)                                 Debtor agrees at its expense to take such action as the Collateral Agent may reasonably request so that the Security Interest against the Collateral constitutes a perfected lien.

(c)                                  Debtor agrees to comply in all material respects with all applicable laws, ordinances, regulations, covenants, conditions and restrictions affecting the Collateral or the operation thereof.

(d)                                 Debtor’s exact legal name is as stated on the first page of this Agreement, it is an organization of the type and organized in the jurisdiction set forth in the first page of this Agreement.  Debtor agrees that it will not change its name, any place of business, its mailing address or its chief executive office without giving at least thirty (30) days prior written notice to the Collateral Agent.

(e)                                  Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

4.                                      Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes the Collateral Agent, for the benefit of the Holders, at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that indicate the Collateral and containing any other information required by Article 9 of the UCC.  Debtor

2

agrees to furnish any such information to the Collateral Agent promptly upon request.  Debtor hereby appoints the Collateral Agent as its attorney-in-fact to do all acts and things which the Collateral Agent may deem necessary to perfect and continue to perfect the Security Interest created hereby.

5.                                      Events of Default and Remedies.  An “Event of Default” under the Notes and the Indenture shall constitute a default under this Security Agreement.  Upon the occurrence of an Event of Default, and subject to the terms and conditions of the Indenture, the Collateral Agent shall be entitled to exercise the rights and remedies set forth in the Notes and any other loan document or instrument delivered in connection the Notes and applicable law.  The foregoing to the contrary notwithstanding, the rights of the Collateral Agent and the Holders are and shall be subject to the terms, conditions and provisions of the Indenture Subordination Agreement (as defined below).

6.                                      Subordination. This Security Agreement is subject to the terms and conditions set forth in the Indenture and that certain Indenture Subordination Agreement dated as of even date hereof (as the same may be amended, restated or otherwise modified from time to time, the “Indenture Subordination Agreement”) delivered in favor of AgStar pursuant to that AgStar Credit Facility and ancillary loan documents delivered by the Debtor to AgStar in connection therewith (as the same may be amended, restated or otherwise modified from time to time, the “Senior Loan Documents”) and nothing herein shall be deemed to enlarge, modify or diminish the representations, warranties, covenants and obligations of the parties thereunder.  In the event of any inconsistency between the terms of the Indenture Subordination Agreement and the terms of this Security Agreement, the terms of the Indenture Subordination Agreement shall govern.  By virtue of the acceptance hereof, the Collateral Agent and each of the Holders shall be deemed to have agreed that, on and after the date hereof, they shall take such additional actions, and execute such additional documents and instruments, as may be reasonably requested by Debtor or AgStar in order to effectuate the provisions of this Security Agreement, the Indenture and the Indenture Subordination Agreement.  Without limiting the generality of the foregoing, the Collateral Agent agrees, and by virtue of the acceptance hereof the Holders be deemed to have agreed, to execute and deliver such documents, instruments and agreements as may be necessary to document or confirm, and further document or confirm, the subordination of the Obligations and the Liens (as defined in the Indenture) that secure any of the Obligations, including the Security Interest granted by this Security Agreement, to any Senior Debt (as defined in the Indenture), including any Replacement Senior Debt (as defined in the Indenture), and to the rights of any holder thereof.

7.                                      Miscellaneous.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights or remedies.  All rights and remedies of the Collateral Agent shall be cumulative and may be exercised singularly or concurrently, at such party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other remedies.  The parties may not assign their rights or benefits under this Security Agreement, except upon the written consent of the other party hereto which consent will not be unreasonably withheld.  This Security Agreement shall be governed by the internal laws of the State of Minnesota without regard to its conflicts of laws principles.  If any provision or application of this Security Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions of this Security Agreement which can be given effect, and this Security Agreement shall be construed as if the unlawful or unenforceable provision had never been contained herein or prescribed hereby.  All representations

3

and warranties contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement to the extent the Obligations remains unpaid.  If Debtor defaults under this Security Agreement, Debtor will pay the costs, including the reasonable attorney’s fees of the Collateral Agent incurred in enforcing this Agreement.

8.                                      Collateral Agent Matters.  The rights, privileges, protections, immunities and indemnities in favor of the Collateral Agent under the Indenture shall apply to the Collateral Agent under this Agreement and shall be incorporated by reference into this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Security Agreement by its duly authorized representatives as of the day and year first set forth above.

HERON LAKE BIOENERGY, LLC
a Minnesota limited liability company

By:
Its:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Its:

4

EXHIBIT C

FORM OF MORTGAGE

(See attached)

SPACE ABOVE RESERVED FOR RECORDING INFORMATION

MORTGAGE REGISTRY TAX DUE: $9,528.90

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

THIS MORTGAGE IS SUBORDINATE TO, AND SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES BETWEEN HERON LAKE BIOENERGY, LLC, AS MORTGAGOR, AND AGSTAR FINANCIAL SERVICES, PCA, AS MORTGAGEE, DATED SEPTEMBER 29, 2005, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF JACKSON COUNTY ON SEPTEMBER 30, 2005, AS INSTRUMENT NO. 244879, AS AMENDED AND RESTATED, AND THAT CERTAIN INDENTURE SUBORDINATION AGREEMENT AMONG AGSTAR FINANCIAL SERVICES, PCA AND U.S. BANK NATIONAL ASSOCIATION, AS INDENTURE AND COLLATERAL AGENT, OF EVEN DATE HEREWITH.

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT (this “Mortgage”), dated as of September 18, 2013, is from HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (“Borrower”), to U.S. BANK NATIONAL ASSOCIATION (“Mortgagee”), as Collateral Agent, for the ratable benefit of itself and the Holders of the Notes under that certain Indenture dated September 18, 2013 (“Indenture”).

RECITAL

This Mortgage is given to secure the following (the “Obligations”):  (1) the repayment by Borrower of loans and other extensions of credit in the principal amount of Four Million One Hundred Forty Three Thousand and No/100 ($4,143,000.00) made by the Holders under the Notes to Borrower pursuant to the Indenture, evidenced by the Notes which have a maturity date of October 1, 2018 and any extensions, renewals, refinancings or modifications of, or substitutes or replacements for, it (the “Notes”); (2) the payment of all other amounts which Borrower has agreed to pay to Mortgagee or Holders of the Indenture, Notes, or this Mortgage and all other documents described in the Indenture, or in any other document evidencing, securing or otherwise relating thereto; and (3)  performance by Borrower of all covenants and agreements contained in the Indenture.

AGREEMENTS

In consideration of the premises and the recital, which recital is hereby incorporated herein by reference, and extensions of credit made or to be made by Mortgagee to Borrower pursuant to the Indenture, Borrower agrees as follows:

1.                                      Mortgage.  Borrower hereby grants, bargains, sells, releases, mortgages, conveys and assigns to Mortgagee, its successors and assigns, forever, with power of sale, all of its right, title and interest in the following:

1.1                               The real estate described on Exhibit A attached hereto (the “Land”), together with all buildings, structures, fixtures and all other improvements now or hereafter constructed or located thereon (the “Improvements”) (the Land and the Improvements are herein collectively called the “Premises”).

1.2                               All of the following, which, with the Premises are (except where the context otherwise requires) herein collectively called the “Premises”:

1.2.1                     all reversionary rights, title and interest in and to the highways, roads, streets and alleys bordering on or adjacent to the Land and replacements thereof, and all of the rights, privileges, tenements, hereditaments and appurtenances now or hereafter belonging to or in any way appertaining to the Land, or any part thereof, and all reversions or remainders and all rents, issues and profits of the Premises, including all rents, issues and profits thereof accruing after the commencement of foreclosure proceedings or during any period allowed by law for the redemption of the Premises after any foreclosure or other sale; and also all the estate, right, title, interest, property, claim and demand whatsoever of Borrower of, in and to the same and of, in and to every part and parcel thereof;

1.2.2                     all right, title and interest of Borrower in and to any and all leases now or hereafter affecting the Premises whether written or oral and all agreements for use of the Premises (the “Leases”), together with all security therefor and all moneys payable thereunder;

1.2.3                     all buildings, structures, trade fixtures, improvements, building supplies, materials and all equipment (as that term is defined in the Minnesota Uniform Commercial Code (the “Code”) (collectively the “Equipment”) now or hereafter located on the Premises and now owned or hereafter acquired by Borrower, and any proceeds thereof, and all of Borrower’s rights in any leases of such Equipment;

1.2.4                     all right, title and interest of Borrower in and to general intangibles and contract rights arising out of or affecting the Premises, whether now owned or hereafter acquired, together with all proceeds thereof; and all plans; specifications; maps;

2

surveys; studies; reports; permits; licenses; architectural, engineering, development, construction, management, maintenance, service and other contracts; books of account; insurance policies; and other documents, of whatever kind or character, relating to the use, development, construction upon, occupancy, leasing, management, sale or operation of the Premises (collectively, together with the Equipment, the “Personal Property”);

1.2.5                     any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Premises as a result of (a) the exercise of the right of eminent domain; (b) the alteration of the grade of any street; or (c) any other injury to or decrease in the value of the Premises.  Borrower agrees to execute and deliver, from time to time, such further instruments as may be requested by Mortgagee to confirm such assignment to Mortgagee of any such award or payment; and

1.2.6                     any after-acquired interest in the Land or any of the foregoing, together with all additions, accessions, increases, parts, fittings, accessories, replacements, substitutions, betterments, and repairs to and proceeds from any and all of the foregoing.

2.                                      Term of Mortgage.  Mortgagee’s rights hereunder shall continue until such time as Borrower has paid and performed all of the Obligations, at which time Mortgagee shall satisfy this Mortgage of record.

3.                                      Representations and Covenants.  Borrower represents, warrants and covenants with Mortgagee that until all of the Obligations have been paid in full:

3.1                               Lien.  Borrower is the owner of the Premises in fee simple and the Premises is free and clear of all liens, security interests and encumbrances except for those listed on Exhibit B attached hereto (the “Permitted Encumbrances”). Borrower has good right and full power and authority under all applicable provisions of law and under its organizational documents to execute this Mortgage and to mortgage the Premises.  Borrower will forever warrant and defend to Mortgagee, its successors and assigns, the Premises against all claims whatsoever.  The lien of this Mortgage, subject only to the Permitted Encumbrances, is and will continue to be a valid and continuing lien upon all of the Premises.  Borrower shall from time to time execute and deliver such further conveyances and instruments as may reasonably be requested by Mortgagee in order to record the description of the Premises and to make certain the Premises is subject to the lien of this Mortgage on the record. The covenants and warranties of this section 3.1 shall survive foreclosure of this Mortgage and shall run with the Land.

3.2                               Removal of Improvements.  No part of the Improvements shall be removed, demolished or altered without the prior written consent of Mortgagee, except that Borrower may make alterations to the Improvements which do not impair the fair market value thereof and except that Borrower may, without such consent, remove and dispose of, free from the lien and security interest of this Mortgage, such Improvements as from time to time may become worn out or obsolete, provided that simultaneously with or prior to such removal, any such Improvements shall be replaced with equipment or improvements for similar use of at least

3

equal utility, free from any security interest, and by such removal and replacement, Borrower shall be deemed to have subjected such equipment or improvements to the lien and security interest of this Mortgage.

3.3                               Insurance.

3.3.1                     Types of Coverages.  Borrower will insure the Premises against such perils and hazards and in such amounts and with such limits as Mortgagee may, from time to time, require and, in any event, will continuously maintain or cause to be maintained the following described types of insurance:

3.3.1.1  casualty insurance against loss by fire, lightning and the perils included in the standard extended coverage endorsement, including vandalism and malicious mischief, or an all-perils endorsement, all in amounts not less than the full replacement cost of all Improvements, including the cost of debris removal;

3.3.1.2  if steam boilers or similar equipment for the generation of steam are located in, on or about the Premises, boiler and machinery insurance, which coverage shall include air-conditioning, all without coinsurance, equal to the full replacement value thereof;

3.3.1.3  public liability insurance against claims for bodily injury or death and for damage to property suffered by others occurring in or about the Premises or in or about the adjoining streets and passageways and to afford protection in such amounts and with such limits as Mortgagee may reasonably require;

3.3.1.4  flood insurance in the maximum obtainable amount up to the amount of the Notes, when and as available, if the Federal Emergency Management Agency has designated the Land or any portion thereof to be in a special flood hazard area and subsequently designates the community as eligible for the sale of subsidized insurance;

3.3.1.5 business interruption insurance in an amount at least equal to coverage of one year’s debt service.

3.3.2                     Requirements of Borrower’s Insurance.  All required insurance shall be in forms and amounts and with companies approved by Mortgagee.  Each insurance policy insuring against casualty, business interruption and other appropriate policies shall , shall name as the insured parties the Mortgagor and the Mortgagee as their interests may appear, shall be in amounts sufficient to prevent the Mortgagor from becoming a co-insurer of any loss thereunder, shall name the Mortgagee as a loss payee, shall bear a satisfactory mortgagee clause in favor of the Mortgagee and contain an agreement by such insurer that the policy shall not be terminated or modified without endeavoring to provide at least 30 days’ prior written notice to Mortgagee;

4

Borrower will have the right to carry any of the insurance required hereunder under blanket insurance policies so long as Borrower maintains the level of coverages required hereunder.  Borrower will deliver to Mortgagee the policies of insurance referred to in this section, each marked “premium paid” (or accompanied by other evidence of payment satisfactory to Mortgagee), or certificates of insurance.  At least 30 days prior to the expiration of any such policy, Borrower will deliver to Mortgagee a renewal certificate.

3.3.3                     Successors.  In the event of a foreclosure of this Mortgage, the purchaser of the Premises shall succeed to all the rights of Borrower in and to all policies of insurance assigned to Mortgagee pursuant to the provisions of this section 3.3, including any right to unearned premiums.

3.3.4                     Payment of Insurance Proceeds.  All proceeds of insurance (except liability insurance and except in the case of any particular casualty resulting in a loss payment not exceeding $500,000 in the aggregate (the “Floor Amount”)) shall be paid to Mortgagee to be used in accordance with this section 3.3 unless such amounts are required to be paid to any holder of the Senior Debt or otherwise under the Indenture.  In the case of a particular casualty loss payment not exceeding the Floor Amount in the aggregate, and provided that no Default (as defined below) or Event of Default exists at the time the insurance proceeds are paid by the insurance company, the insurance proceeds shall be paid to Borrower and Borrower shall complete all required repairs in accordance with section 3.5.  “Default” means any act, event, condition or omission which, with the giving of notice or lapse of time or both, would constitute an Event of Default under section 7 of this Mortgage if uncured or unremedied.

3.3.5                     Use of Insurance.  In the event of damage to the Improvements, the proceeds of any insurance policies payable by reason of such damage shall be applied, at Mortgagee’s option, to either the Obligations, whether or not then due and payable, or to the restoration of the Improvements.

3.4                               Taxes, Assessments and Other Charges.

3.4.1                     Payment.  Borrower will pay, before the same become delinquent, all taxes, assessments, water charges, fines, impositions and other charges now or hereafter levied or assessed against the Premises or any part thereof and, upon request, will deliver to Mortgagee receipts for the payment of such items.  Borrower will also pay, satisfy and obtain the release of all other claims, liens and encumbrances affecting or purporting to affect the title to, or which may be or appear to be liens on, the Premises or any part thereof, and all costs, charges, interest and penalties on account thereof, including the claims of all persons supplying labor or materials to the Premises, and to give Mortgagee, upon demand, evidence satisfactory to Mortgagee of the payment, satisfaction or release thereof.

3.4.2                     Changes in Laws.  If, by the laws of the United States of America, or of any state or municipality having jurisdiction over Mortgagee, Borrower or the Premises, any tax is imposed or becomes due in respect of the Indenture, the Notes or the recording of this Mortgage or on Mortgagee’s interest in the Premises, then Borrower will timely

5

pay such tax.  If any law, statute, rule, regulation, order or court decree has the effect of (a) imposing upon Mortgagee the payment of the whole or any part of the taxes required to be paid by Borrower; (b) changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages; or (c) changing the manner of collecting taxes, which adversely affect this Mortgage, the Notes, any other Loan Document or Mortgagee, then, and in any such event, Borrower, upon demand by Mortgagee, will pay such taxes or reimburse Mortgagee therefor on demand.  Nothing in this section 3.4.2 shall require Borrower to pay any income, franchise or excise tax imposed upon Mortgagee.

3.4.3                     Right to Contest.  Notwithstanding any provision to the contrary contained in this Mortgage, Borrower will have the right to contest, in good faith and by appropriate proceedings, the assessment or collection of any tax, judgment, lien, encumbrance or other claim (other than obligations arising out of the Notes), which may create a lien or encumbrance upon the Premises or any portion thereof, provided that:

3.4.3.1  Borrower will post such bond or other security which is reasonable and adequate for the protection against an adverse decision relating to such tax, judgment, lien, encumbrance or other claim;

3.4.3.2  the posting of such security does not materially impair the ability of Borrower to meet its obligations under the Notes or materially reduce the net worth of Borrower;

3.4.3.3  such consent does not subject Mortgagee to any, or potentially any, risk of criminal or civil liability; and

3.4.3.4  Borrower diligently prosecutes such dispute or contest to a prompt determination in a manner not prejudicial to Mortgagee and promptly pays all amounts ultimately determined to be owing.

3.5                               Maintenance and Repair.  Borrower will maintain and keep the Premises, including all parking lots and any sidewalks and curbs in front of the Premises, in good and tenantable condition and repair, making or causing to be made all structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen repairs, renewals and replacements.  Borrower will not commit or suffer any waste of the Premises and will promptly comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Premises.  Borrower will promptly repair, restore, replace or rebuild any part of the Premises which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in the following section.  Borrower will promptly comply with, or cause to be complied with, any direction or certificate of occupancy of any public officer or officers, and with the requirements of all policies of public liability, fire and other insurance at any time in force with respect to the Premises, which shall impose any duty upon Borrower with respect to any part of the Premises or the use, occupation or control thereof or the conduct of any business therein whether or not any of the same require structural repairs or alterations.

6

3.6                               Condemnation.  Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Premises, Borrower will continue to make payments on the Obligations.  Any condemnation award or payment may be applied in such proportions and priority by Mortgagee, as directed by a Majority of the Holders, to the payment of the Obligations, whether or not then due and payable, or to Borrower, on such terms as Mortgagee may specify, to be used for the sole purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade or other injury to the Premises.  If, prior to the receipt by Mortgagee of such award or payment, the Premises shall have been sold on foreclosure of this Mortgage, Mortgagee will have the right to receive such award or payment to the extent of any deficiency found to be due upon such sale, with any interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and the reasonable attorneys’ fees, costs and disbursements incurred by Mortgagee in connection with the collection of such award or payment.

3.7                               Compliance With Restrictions, Laws, Etc.  Borrower will promptly advise Mortgagee of any action, suit or proceeding pending, or to Borrower’s knowledge, threatened, before any tribunal, board or body which might adversely affect the compliance of any of the Premises with such covenants, restrictions, building, zoning and other laws, orders, ordinances, rules, regulations or requirements (including Environmental Laws) and will promptly, diligently and competently defend all such actions, suits or proceedings.

3.8                               No Transfer or Subsequent Lien Without Consent.  Except as allowed by the Indenture (including, but not limited to, Replacement Senior Debt), Borrower will not, without the prior written consent of Mortgagee, based solely on the direction of a Majority of the Holders, which may be withheld by Mortgagee, (a) sell, assign, lease or transfer, or permit to be sold, assigned, leased or transferred (i) any part of the Premises, or any interest therein; (ii) make any transfer of any interest in the Borrower in violation of the Indenture.

3.9                                       Assignment of Rents and Leases.  Borrower hereby assigns to the Mortgagee (1) any and all present or future leases, subleases, licenses, other use contracts or tenancies, whether written or oral, covering or affecting any or all of the Premises or all or any part of any present or future improvements located on the Premises, together with any and all extensions, modifications and renewals thereof ( all of which are hereinafter collectively referred to as the “Leases” and singularly as the “Lease”); (2) all rents and profits due, or to become due, with respect to the Premises, whether before or after foreclosure and during any redemption period after any sheriff’s sale (the “Rents”); (3) any and all claims under any and all lease guaranties, letters of credit and any other credit support given by any guarantor in connection with any of the Leases to Borrower (individually, “Lease Guaranty” and collectively, the “Lease Guaranties”); (4) all proceeds from the sale or other disposition of the Leases, the Rents and the Lease Guaranties (the “Proceeds”); (5) the right, at Mortgagee’s option, upon revocation of the license granted herein, to enter upon the Premises in person, by agent or by court-appointed receiver, to collect the Rents; and (6) Borrower’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Article 6 of the Indenture, and any or all other actions designated by Mortgagee

7

for the proper management and preservation of the Premises, all as additional security for the repayment of the Note, and Mortgagor further agrees that Mortgagee shall have the irrevocable power, pursuant to this Assignment, upon the occurrence of an Event of Default, to manage, control, and lease the Premises.

3.9.1  Upon the occurrence of an Event of Default under this Mortgage and without regard to waste, adequacy of the security, or solvency of Mortgagor, Mortgagee may either:

(a)                                             Apply to the appropriate court for the appointment of a receiver under Minnesota Statutes 559.l7, it being agreed that Mortgagee shall be entitled to the appointment of a receiver upon the showing that an Event of Default has occurred under the terms of this Mortgage.  A receiver so appointed shall apply all rents and profits collected, first as provided in Minnesota Statutes 576.25, Subd. 5, and thereafter to the payment of principal and interest on any prior mortgages; to the payment of any other prior liens or encumbrances; and to the payment of principal and interest on the Note; or

(b)                                             Collect all rents and profits from the occupants of the Premises upon the filing by the Mortgagee, in the appropriate public office in the county in which the Premises are located of a Notice of the occurrence of an Event of Default in the terms and conditions of this Mortgage and the service of such notice upon such occupants. Mortgagee shall apply all the rents and profits so collected in the same manner as required of a receiver provided by subparagraph 0 above.  In the event that Mortgagee exercises its rights under this subparagraph 0, it shall not be deemed to be a mortgagee-in-possession.

3.9.2                                 If the Premises are foreclosed and sold pursuant to a foreclosure sale and there are accumulated or excess rents after application as set forth above, then:

(a)                                             If Mortgagee is the purchaser at the foreclosure sale, the Rents shall be paid to Mortgagee to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by Mortgagee, and if the Premises be redeemed by Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price, with any remaining excess rents to be paid to Mortgagor; provided, if the Premises not be redeemed, any remaining excess rent to belong to Mortgagee, whether or not a deficiency exists; or

(b)                                             If Mortgagee is not the purchaser at the foreclosure sale, the rents shall be paid to Mortgagee to be applied first to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Premises be redeemed by Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price, with any remaining excess rents to be paid to Mortgagor; provided, if the Premises not be redeemed, any remaining excess rent shall be paid first to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price pursuant to Minnesota Statutes Sections 580.23 or 581.10, then to Mortgagee to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

8

3.10                                Environmental Laws.

3.10.1  Definition.  For purposes of this Mortgage, the term “Environmental Laws” shall mean all federal, state and local laws, including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or solid, liquid or hazardous substances, materials or wastes, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency and regulations of the Minnesota Pollution Control Agency or any other State Environmental Protection Agency now or at any time hereafter in effect.

3.10.2  Notices and Environmental Audits.  Borrower will (a) comply with all applicable Environmental Laws; and (b) provide Mortgagee, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging a circumstance or condition which requires or may require contribution by Borrower for a cleanup, removal, remedial action or other response by or on the part of Borrower under Environmental Laws or which seeks damages or civil, criminal or punitive penalties from Borrower for an alleged violation of Environmental Laws.  In the event of any such condition or circumstance, Borrower agrees, at its expense, to permit an environmental audit solely for the benefit of Mortgagee, to be conducted by Mortgagee or an independent agent selected by Mortgagee and which may not be relied upon by Borrower for any purpose.  The environmental audit may include, but shall not be limited to, some or all of the following:

3.10.3.1  on-site inspection, including review of site geology, hydrogeology, demography, land use and population;

3.10.3.2  taking and analyzing soil borings and installing groundwater monitoring wells and analyzing samples taken from such wells;

3.10.3.3  reviewing permits, compliance records and regulatory correspondence and interviewing enforcement staff at regulatory agencies;

3.10.3.4  reviewing Borrower’s operations, procedures and documentation; and

3.10.3.5  interviewing past and present employees of Borrower.

This provision shall not relieve Borrower from conducting its own environmental audits or taking any other steps necessary to comply with Environmental Laws.  If in the opinion of

9

Mortgagee there exists any uncorrected violation by Borrower of an Environmental Law or any condition or circumstance which requires, or may require, a cleanup, removal or other remedial action under any Environmental Laws, and such cleanup, removal or other remedial action is not completed within 45 days from the date of written notice from Mortgagee (as directed by a Majority of Holders) to Borrower, the same shall constitute an Event of Default.

In the event that the Collateral Agent is requested to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right to not follow such direction, to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver.  Neither the Trustee nor the Collateral Agent shall be responsible for any loss incurred by the Holders by the Collateral Agent’s refusal to take actions to acquire title or other actions that may result in it being considered an “owner or operator”.

3.10.4  Indemnification.  Neither the Trustee nor the Collateral Agent will be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.  Borrower agrees to defend, indemnify and hold harmless Mortgagee, its directors, officers, employees and agents from and against any and all loss, cost, expense or liability (including reasonable attorneys’ fees) incurred in connection with any and all claims or proceedings (whether brought by a private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material (as determined under Environmental Laws) located on or migrating into, from or through property previously, now or hereafter owned or occupied by Borrower, which Mortgagee may incur due to the funding of any of the Obligations, the exercise of any of its rights under this Mortgage, the Notes or Indenture, or otherwise.  This indemnity will survive foreclosure of any security interest or mortgage or conveyance in lieu of foreclosure and the repayment of the Obligations and the satisfaction of this Mortgage and the resignation or removal of the Trustee or Collateral Agent.

3.11                                Right of Inspection.  Mortgagee, its employees or agents, may (without any obligation to do so) at all reasonable times enter upon the Premises and inspect the Premises.

3.12                                Payment of Expenses.  Borrower will pay on demand (a) all out-of-pocket expenses incurred by Mortgagee in connection with the negotiation, execution, administration, amendment or enforcement of this Mortgage, the Notes, the Indenture or any other document or instrument to be delivered hereunder including the reasonable fees and expenses of Mortgagee’s counsel, (b) any taxes (including any interest and penalties relating

10

thereto) payable by Mortgagee (other than taxes based upon the Mortgagee’s net income) on or with respect to the transactions contemplated by this Mortgage (Borrower hereby agreeing to indemnify Mortgagee with respect thereto) and (c) all out-of-pocket expenses, including the reasonable fees and expenses of Mortgagee’s counsel, incurred by Mortgagee in connection with any litigation, proceeding or dispute in any way related to Mortgagee’s relationship with Borrower, whether arising hereunder or otherwise.  The obligations of Borrower under this section shall be one of the Obligations and shall survive payment of the Notes.

4.                                      Protective Advances.  If Borrower fails, after written notice from Mortgagee, to perform any covenant or agreement of Borrower in any Loan Document, Mortgagee may, at its option, perform the same, and the cost thereof, with interest at the Default Rate, shall immediately be due from Borrower to Mortgagee and shall be one of the Obligations.  Mortgagee, in making any payment:  (a) relating to Charges, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, tax lien or title or claim thereof; (b) for the purchase, discharge, compromise or settlement of any lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; or (c) in connection with the completion of construction, furnishing or equipping of the Premises or the rental, operation or management of the Premises or the payment of operating costs and expenses thereof, may do so in such amounts and to such persons as may be necessary.  Nothing contained herein shall be construed to require Mortgagee to advance or expend moneys for any purpose mentioned herein, or for any other purpose.

5.                                      Waivers by Borrower.  To the greatest extent that such rights may then be lawfully waived, Borrower hereby agrees for itself and any persons claiming under Borrower that it will not, at any time, insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of (a) any exemption, stay, extension or moratorium law now or at any time hereafter in force; (b) any law now or hereafter in force providing for the valuation or appraisement of the Premises or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained or pursuant to the decree, judgment or order of any court of competent jurisdiction; (c) any law now or at any time hereafter made or enacted granting a right to redeem the Premises so sold or any part thereof or any rights of redemption from sale under any order or decree of foreclosure of this Mortgage; (d) any statute of limitations now or at any time hereafter in force; or (e) any right to require marshaling of assets by Mortgagee.

6.                                      Security Agreement and Financing Statements.  Borrower hereby grants a security interest in all of the Premises, to the extent that such Premises may be subject to a security interest pursuant to the Code.  From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing pursuant to the Code with respect to all goods constituting part of the Premises (defined in section 1.2 of this Mortgage) which are or are to become fixtures related to the real estate described herein. The filing of a financing statement or a fixture financing statement pursuant to the Code shall never impair the stated intention of this Mortgage that all such property is and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the real property mortgaged hereunder irrespective of whether such item is physically attached to the real property or any such item is referred to or

11

reflected in a financing statement or fixture financing statement. The addresses of Borrower, as debtor, and Mortgagee, as secured party, are set forth in this Mortgage.  Borrower hereby consents to any actions taken by Mortgagee, from time to time, to file or otherwise perfect financing and continuation statements and Borrower agrees to execute any documents as Mortgagee may request to perfect and maintain the priority of the security interest created by this Mortgage and any separate security agreements securing payment of the Obligations and will pay to Mortgagee on demand any expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents.  Mortgagee will have the right to exercise any and all of its rights hereunder pursuant to the provisions of the Code, with such rights being construed in accordance with such Code and without waiving or relinquishing any rights which it may have as Mortgagee.  This Mortgage may be utilized separately as a security agreement alone, mortgage alone or mortgage and security agreement combined.  Written notice, when required by law, sent to Borrower at least ten calendar days (counting the day of sending) before a proposed disposition of any Personal Property, is reasonable notice.  Borrower represents and warrants to Mortgagee: that the exact legal name of Borrower is set forth in the first paragraph of this Mortgage; that Borrower is organized under the laws of the state set forth in the first paragraph of this Mortgage; that Borrower is an organization of the type described in the first paragraph of this Mortgage.  Borrower covenants that Borrower will not cause or permit any change to be made in its name, identity or organizational structure unless Borrower shall have first notified Mortgagee in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Mortgagee for the purpose of perfecting or protecting the lien and security interest of Mortgagee.  Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth herein (unless Borrower notifies Mortgagee in writing at least 30 days prior to the date of such change).  Borrower shall promptly notify Mortgagee of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Mortgagee of such organizational identification number.

7.                                      Events of Default.  Each of the following events shall be an “Event of Default” under this Mortgage:

7.1                               Borrower fails to timely comply with any of the provisions of this Mortgage or the Indenture or a default, event of default or breach by Borrower shall occur under the Indenture.

8.                                Remedies.  If any one or more of the Events of Default described in section 7.1 occurs, then and upon the happening of any such event, Mortgagee may, without notice, to the extent not prohibited by applicable law, take any action available at law or in equity for the enforcement of this Mortgage, including the exercise of any one or more of the remedies set forth in this section 8 in any order which Mortgagee sees fit:

12

8.1                               Right to Accelerate.  Mortgagee may, without notice to Mortgagor, declare any of the Obligations to be immediately due and payable and upon such declaration such Obligations shall become and be due and payable immediately.

8.2                               Right to Foreclose.  Mortgagee may (and is hereby authorized and empowered to) foreclose this Mortgage by action or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Premises at public auction without any prior hearing or notice thereof and convey the same. Mortgagee may institute and maintain an action of mortgage foreclosure against all or any part of the Premises and proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate (as defined in the Notes) and all costs of suit, including, without limitation, the maximum attorneys’ fees allowed by law and disbursements.  Borrower agrees that proceeds of any foreclosure sale may be used by Mortgagee to pay all amounts constituting the Obligations before any amounts are to be paid to Borrower, its successors and assigns, or to other entitled parties.  Interest at the Default Rate (defined in the Notes) shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

8.3                               Right to Appoint Receiver.  Mortgagee shall be entitled to have a receiver appointed for the Premises and the earnings, income, rents, issues and profits thereof, under Minn. Stat. Sec. 576.01 or any successor or supplementary statute thereto, without the necessity of Mortgagee having to show waste, inadequacy of the security or solvency or insolvency of the Borrower or make any other showing as would otherwise be required under Minnesota law in order for a receiver to be appointed.  A receiver appointed pursuant hereto shall have such powers as the court making such appointment shall confer and Borrower hereby irrevocably consents to such appointment.

8.4                               Right to Uniform Commercial Code Remedies.  Mortgagee shall have and may exercise with respect to all Personal Property and Equipment which are a part of the Premises, all the rights and remedies accorded upon default to a secured party under the Code.  Any such disposition may be either public or private as Mortgagee may so elect, subject to the provisions of the Code.  Borrower shall pay upon demand all costs and expenses incurred by Mortgagee in exercising such rights and remedies, including but not limited to reasonable attorneys’ fees and legal expenses.

8.5                               Cumulative Remedies.  No remedy herein conferred upon or otherwise available to Mortgagee is intended to be or shall be construed to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity.  No delay or omission to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default, or an acquiescence therein.  Mortgagee’s exercise of any remedy provided herein or in the Indenture for a Default or Event of Default shall not be construed as a waiver of Mortgagee’s right to exercise any other remedy provided herein or in the Indenture for that same or subsequent default.

13

9.                                      Miscellaneous.

9.1                               Definitions.  The terms used in this Mortgage not otherwise defined in this Mortgage, but defined in the Loan Agreement or Indenture, shall have the same meaning as in the Loan Agreement or Indenture unless the context clearly indicates a contrary meaning.

9.2                               Subrogation.  Mortgagee is hereby subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the proceeds of the Notes.

9.3                               Notices.  All notices or other communications required or permitted to be given by this Mortgage shall be in writing and shall be considered as properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or delivered to the intended addressee in person or delivered to a overnight courier service.  Notice that is mailed or given to the overnight courier service shall be effective upon its deposit in the United States mail or when given to the overnight courier service.  Notice given in any other manner shall be effective only if and when received by the addressee.  For purposes of notice, the addresses of the parties shall be:

if to the Borrower:

Heron Lake BioEnergy, LLC

91246 390th Avenue

P.O. Box 198

Heron Lake, Minnesota 556137-0198

Attention: Chief Executive Officer

Telecopy: (507) 793-0078

with a copy to:

Lindquist & Vennum LLP

80 S. Eighth Street, Suite 4200

Minneapolis, Minnesota 55402

Attention: Michael L. Weaver

Fax: (612) 371-3207

if to the Mortgagee, at its corporate trust office, which corporate trust office for purposes of this Mortgage is at the date hereof located at:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Heron Lake BioEnergy Administrator

Telecopy: (651) 495-8097

14

Any party may change its address for notice to any other location within the continental United States by giving 30 days’ notice to the other party in the manner set forth herein for giving notices.

9.4                               Governing Law; Nonhomestead.  This Mortgage shall be governed by and construed in accordance with the internal laws of the State of Minnesota.  The invalidity or unenforceability of any provision of this Mortgage shall not affect the validity or enforceability of any other provision.  The Premises are nonhomestead property.

9.5                               Entire Agreement.  This Mortgage, together with the Notes and Indenture, shall constitute the entire agreement of Borrower and Mortgagee pertaining to the subject matter thereof and supersede all prior or contemporaneous agreements and understandings of Borrower and Mortgagee in connection therewith.

9.6                               Amendments.  This Mortgage and the Indenture may be amended only by a written amendment signed by Borrower and Mortgagee.

9.7                               Severability.  The unenforceability or invalidity of any provisions hereof shall not render any other provision, or provisions herein contained unenforceable or invalid.

9.8                               Binding Effect.  This Mortgage, the Notes and the Indenture shall be binding upon and shall inure to the benefit of the respective successors and assigns of Borrower and Mortgagee except that the Borrower’s rights and obligations may not be assigned without the prior written consent of Mortgagee.

9.9                               Time of the Essence.  Time is of the essence with respect to payment of Obligations, the performance of all covenants of the Borrower and the payment of taxes, assessments, sewer, water and similar charges and insurance premiums.

9.10                        WAIVER OF TRIAL BY JURY.  BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAYBE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRAIL WITHOUT A JURY.  THE BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF BORROWER’S CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF MORTGAGEE AND BORROWER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS MORTGAGE, ANY RELATED AGREEMENTS, OR OBLIGATIONS THEREUNDER.  THE BORROWER HAS READ ALL OF THIS MORTGAGE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS MORTGAGE.  THE BORROWER ALSO AGREES THAT COMPLIANCE BY THE MORTGAGEE WITH THE EXPRESS

15

PROVISIONS OF THIS MORTGAGE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

9.11                        Consent to Jurisdiction and Venue.  Borrower, and Mortgagee by accepting delivery of this Mortgage, each agree to submit to personal jurisdiction in the State of Minnesota in any action or proceeding arising out of this Mortgage and, in furtherance of such agreement, Borrower and Mortgagee each agree and consent that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over Borrower or Mortgagee in any such action or proceeding may be obtained within the jurisdiction of any court located in Minnesota and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Borrower or Mortgagee by registered mail to or by personal service at the last known address of Borrower or Mortgagee, whether such address be within or without the jurisdiction of any such court.

9.12                        One Parcel.  BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES ANY AND ALL PROVISIONS OF APPLICABLE LAW WHICH WOULD OTHERWISE, BUT FOR THIS WAIVER, ALLOW BORROWER TO ASSERT AND CLAIM THAT THE MORTGAGEE, UPON FORECLOSURE, BE REQUIRED TO FORECLOSE AS TO LESS THAN ALL OF THE PREMISES OR TO ALLOCATE ALL OR PART OF THE INDEBTEDNESS AMONG THE VARIOUS PARCELS COMPRISING THE PREMISES AT ANY SHERIFF’S FORECLOSURE SALE OR IN ANY WAY MARSHALL THE ASSETS.  THIS WAIVER SHALL BE BINDING AND ENFORCEABLE UPON THE BORROWER, ITS SUCCESSORS AND ASSIGNS, AND SHALL RUN WITH THE LAND FOR THE TERM OF THIS MORTGAGE.

9.13                        Waiver of Rights Regarding Remedies.  BORROWER UNDERSTANDS AND AGREES THAT IF AN “EVENT OF DEFAULT” (AS DEFINED IN SECTION 6 OF THIS MORTGAGE) SHALL OCCUR AND NOT BE CURED WITHIN THE TIME PERMITTED HEREIN, MORTGAGEE HAS THE RIGHT, AMONG OTHERS, TO FORECLOSE THIS MORTGAGE BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES, CHAPTER 580, AS NOW IN EFFECT OR AS IT MAY BE HEREAFTER AMENDED, OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED.

BORROWER FURTHER UNDERSTANDS THAT IN THE EVENT OF SUCH DEFAULT, AND SUCH DEFAULT IS NOT CURED WITHIN THE TIME PERMITTED HEREIN, MORTGAGEE MAY TAKE POSSESSION OF ANY PERSONAL PROPERTY COVERED BY THIS MORTGAGE AND DISPOSE OF THE SAME BY SALE OR OTHERWISE IN ONE OR MORE PARCELS; PROVIDED THAT AT LEAST TEN (10) DAYS’ PRIOR NOTICE OF SUCH DISPOSITION MUST BE GIVEN TO BORROWER, ALL AS PROVIDED FOR BY THE MINNESOTA UNIFORM COMMERCIAL CODE, AS HEREAFTER AMENDED, OR BY ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED.

16

BORROWER FURTHER UNDERSTANDS THAT UNDER THE CONSTITUTIONS OF THE UNITED STATES AND THE STATE OF MINNESOTA IT MAY HAVE THE RIGHT TO NOTICE AND HEARING BEFORE THE PREMISES MAY BE SOLD AND THAT THE PROCEDURE FOR FORECLOSURE BY ADVERTISEMENT DESCRIBED ABOVE DOES NOT ENSURE THAT NOTICE WILL BE GIVEN TO BORROWER, AND NEITHER SAID PROCEDURE FOR FORECLOSURE BY ADVERTISEMENT NOR THE UNIFORM COMMERCIAL CODE REQUIRES ANY SUCH HEARING OR OTHER JUDICIAL PROCEEDING.

BORROWER HEREBY RELINQUISHES, WAIVES AND GIVES UP ITS CONSTITUTIONAL RIGHTS, IF ANY, TO NOTICE AND HEARING BEFORE SALE OF THE PREMISES AND EXPRESSLY CONSENTS AND AGREES THAT THE PREMISES MAY BE FORECLOSED BY ADVERTISEMENT AND THAT PERSONAL PROPERTY COVERED BY THIS MORTGAGE MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE.

BORROWER ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS SECTION 9.13 AND BORROWER’S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL; AND THAT BORROWER UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

9.14                        No Implied Waiver.  Any delay by Mortgagee in exercising or any failure by Mortgagee to exercise any right or remedy hereunder, or afforded by law shall not be a waiver of or preclude the exercise of any right or remedy hereunder, whether on such occasion or any future occasion.

9.15                        The Collateral Agent.  The rights, privileges, protections, immunities and indemnities in favor of the Collateral Agent under the Indenture shall apply to the Collateral Agent under this Mortgage and shall be incorporated by reference herein.

9.16                        Release of Property.  Property included in the Premises may be released from the lien of this Mortgage as provided in the Indenture.

[SIGNATURE PAGE FOLLOWS].

17

Borrower has executed and delivered this Mortgage effective as of the day and year first above written.

HERON LAKE BIOENERGY, LLC,
a Minnesota limited liability company

By:
Print Name:
Its:

By:
Print Name:
Its:

STATE OF MINNESOTA
	}	ss.
COUNTY OF

This instrument was acknowledged before me on                       , 2013 by                                and                                        as                                                  and                                             , respectively, of Heron Lake BioEnergy, LLC, a Minnesota limited liability company, on behalf of the company

(Seal, if any)	(Signature of notarial officer)

My commission expires:

This instrument was drafted by:

Lindquist & Vennum LLP (AMO)

4200 IDS Center

80 South Eighth Street

Minneapolis, MN  55402

612-371-3211

18

EXHIBIT A

Legal Description

Parcel A

Part of the SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, lying Southerly of the Southerly right of way line of the Union Pacific Railroad, described as follows:

Beginning at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, along the South line of said SW¼, a distance of 1031.09 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 275.02 feet; thence South 89°57’49” West, parallel with the South line of said SW¼, a distance of 1600.10 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 593.98 feet; thence South 89°22’55” East a distance of 412.00 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 400.00 feet; thence North 89°22’55” West a distance of 412.00 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 103.50 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2706.70 feet, to a point on the East line of said SW¼; thence South 00°29’31” West, along the East line of said SW¼, a distance of 1995.89 feet, to the point of beginning,

AND ALSO that part of the S½ of the SW¼ of Sec. 16, T104N, R37W of the Fifth Principal Meridian, Jackson County, Minnesota, described as follows: Commencing at an existing iron monument at the Southeast corner of the SW¼ of said Section 16; thence South 89 degrees 57 minutes 49 seconds West, bearing based on Jackson County Coordinate System, along the South line of the SW¼ a distance of 1031.09 feet to the POINT OF BEGINNING; thence North 00 degrees 37 minutes 05 seconds East, parallel with the West line of said SW¼ , a distance of 275.02 feet; thence South 89 degrees 57 minutes 49 seconds West, parallel with the South line of said SW¼ , a distance of 1600.10 feet to a point on the West line of said SW¼; thence South 00 degrees 37 minutes 05 seconds West, along the West line of said SW¼, a distance of 275.02 feet to the Southwest corner of said SW¼; thence North 89 degrees 57 minutes 49 seconds East, along the South line of said SW¼, to the point of beginning.

EXCEPTING a part of the S½ SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:  Commencing at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, bearing based on Jackson County Coordinate System, along the South line of said SW¼ of said Sec. 16, a distance of 1048.26 feet, to the point of beginning; thence continuing South 89°57’49” West, along said South line, a distance of 503.33 feet; thence North 00°02’11” West a distance of 275.00 feet; thence North 89°57’49” East, parallel with the South line of said

SW¼, a distance of 246.59 feet; thence North 00°02’11” West a distance of 74.71 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 256.74 feet; thence South 00°02’11” East a distance of 349.71 feet, to the point of beginning.

Parcel B

Part of the SE¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:

Beginning at an existing iron monument at the SW corner of the SE¼ of said Sec. 16; thence North 00°29’31” East, bearing based on Jackson County Coordinate System, along the West line of the SE¼ of said Sec. 16, a distance of 1995.89 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2701.22 feet, to a point on the East line of the SE¼; thence South 00°18’29” West, along the East line of said SE¼ a distance of 1799.88 feet; thence South 89°57’40” West, parallel with the South line of said SE¼, a distance of 593.49 feet; thence South 61°26’20” West a distance of 545.54 feet; thence South 01°19’30” East, a distance of 557.71 feet, to a point on the South line of said SE¼; thence South 89°57’40” West, along the South line of said SE¼, a distance of 1575.92 feet, to the point of beginning.

2

EXHIBIT B

Permitted Encumbrances

The Premises is subject to the following encumbrances and no others:

1.                                      Jackson County Ordinances, Codes, and Resolutions of record.

2.                                      Transmission Line Easement in favor of Interstate Power Company, dated 02/17/50, filed 03/03/50, in Book 160, page 72, as Doc. #126735.  Runs over and across the S½ SW¼, Sec. 16-104-37, with other land.  Exact location of easement is not clear.  PARCEL A.

3.                                      Transmission Line Easement in favor of Interstate Power Company, dated 05/10/51, filed 05/17/51, in Book 160, Page 178 as Doc. #128876.  Grants 34 foot wide strip, located approximately 50 feet East of and parallel to the West line of PARCEL A.

Partial Easement Assignment dated 12/20/07, filed 01/03/08 as Doc #A251649, by Interstate Power and Light Company, to ITC Midwest, LLC.

Easement Assignment dated 12/20/07, filed 1/3/08 as Doc #A251650, by Interstate Power and Light Company, to ITC Midwest, LLC.

4.                                      First Mortgage and Deed of Trust dated 1/14/08, filed 1/17/08 as Doc #A251774, to The Bank of New York Trust Company, N.A.

AND

First Supplemental Indenture to First Mortgage and Deed of Trust dated 1/14/08, filed 1/17/08 as Doc #A251775, to The Bank of New York Trust Company, N.A.

AND

Second Supplemental Indenture to First Mortgage and Deed of Trust dated 12/15/08, filed 12/17/08 as Doc #A254516, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

AND

Third Supplemental Indenture to First Mortgage and Deed of Trust dated 12/15/08, filed 12/17/08 as Doc #A254517, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

AND

Fourth Supplemental Indenture to First Mortgage and Deed of Trust dated 12/10/09, filed 12/15/09 as Doc #A257698, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

AND

Consent of Easement Holders given by ITC Midwest LLC to Power Partners Midwest, LLC filed 4/29/11 as Doc #A261738.

AND

Fifth Supplemental Indenture to First Mortgage and Deed of Trust dated 7/15/11, filed 7/20/11 as Doc #A262368, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

AND

Sixth Supplemental Indenture to First Mortgage and Deed of Trust dated 11/29/11, filed 12/16/11 as Doc #A263601, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Trust Company, N.A.

AND

Seventh Supplemental Indenture to First Mortgage and Deed of Trust dated                      , filed 3/27/13 as Doc #A267760, to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon Trust Company, N.A.

5.                                      Weimer Township Resolution filed 3/25/86 as Doc #190214.  Establishes township roads.

6.                                      Easement Deed No. 86589 given to US Sprint Communications Company Limited Partnership dated 3/6/91, filed 3/13/91 as Doc #201551.  Grants a 10 foot wide strip over and across the SW¼ of Sec. 16-104-37.

7.                                      Transmission Line Easement in favor of Interstate Power Company, dated 10/30/46, filed 11/13/46, in Book 158, Page 502, as Doc #N/A.  Runs over and across the SE¼ of Sec. 16-104-37, said line to be constructed 1 foot North of the highway along the South side of said property.

2

8.                                      Mortgage dated 12/28/07, filed 01/09/08 as Doc #A251707, given by Heron Lake BioEnergy, LLC, to Federated Rural Electric Association, securing the principal sum of $600,000.00. Secured by a .62 acre parcel located in a portion of Parcel A.

9.                                      Mortgage dated 9/29/05, filed for record on 9/30/05 as Doc #244879, given by Heron Lake BioEnergy, LLC, a Minnesota limited liability company, in favor of AgStar Financial Services, PCA, securing the amount of $61,883,000.00.

AND

Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 11/20/06, filed for record on 12/6/06, as Doc #248498, amending the original principal amount to $65,583,000.00, among other items.

AND

Second Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 12/27/06, filed for record on 12/27/06, as Doc #248658, amending the original principal amount to $70,283,000.00, and amending the legal description of the original mortgage to exclude an additional parcel, among other items.

AND

Third Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 05/08/07, filed for record on 06/04/07, as Doc #A250019, amending the original principal amount to $72,083,000.00, among other items.

AND

Fourth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 09/01/11, filed for record on 09/08/11, as Doc #A262710, amending the original principal amount to $72,083,000.00, among other items.

AND

Fifth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota

3

limited liability company, and AgStar Financial Services, PCA, dated 9/20/11, filed for record 11/1/11, as Document Number A263140, securing the principal sum of $

AND

Sixth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated May 17, 2013, filed for record June 26, 2013, as Document Number A268470, securing the principal sum of $37,904,344.28, amending the legal description, among other items.

10.                               Real estate taxes and special assessments not yet due and payable.

4

EXHIBIT D

FORM OF INDENTURE SUBORDINATION AGREEMENT

(See attached)

Execution Copy

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”) is entered into and effective as of September 18, 2013, by and between AGSTAR FINANCIAL SERVICES, PCA, an United States instrumentality, as senior secured lender under the MLA (defined below), and U.S. BANK National Association, acting in its capacity as Trustee and Collateral Agent (the “Indenture Trustee”) under the Subordinated Debt Documents (defined below).

RECITALS

A.                                    Heron Lake BioEnergy, LLC, a Minnesota limited liability company (the “Borrower”) is the fee owner of the real property located in Jackson County, Minnesota, legally described in Exhibit A hereto (the “Premises”).

B.                                    AgStar Financial Services, PCA, an United States instrumentality (“Senior Lender”) has agreed to extend certain financial accommodations to the Borrower under that certain Sixth Amended and Restated Master Loan Agreement dated as of May 17, 2013 (as amended, restated or otherwise modified from time to time, the “MLA”) for the purposes set forth in the MLA.

C.                                    The Indenture Trustee has been appointed to serve as Trustee (defined below) and Collateral Agent (defined below) pursuant to the terms of the Subordinated Indenture (defined below) for the benefit of the Subordinated Investors (defined below) who have agreed to extend certain financial accommodations to the Borrower.

D.                                    The Senior Lender and the Indenture Trustee (pursuant to the Subordinated Indenture) are entering into this Agreement to set forth the relative rights and priorities of the parties to and under the Senior Debt Documents and the Subordinated Debt Documents (each as defined below).

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.                                      Definitions.  All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in Article 9 of the Uniform Commercial Code as enacted in the State of Minnesota (the “UCC”).  In addition, the following terms are defined as having the meanings:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Borrower” has the meaning set forth in Recital A, above.

“Collateral” means and includes all property and assets granted as collateral security under the Senior Debt Documents and the Subordinated Debt Documents, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, assignment of rents, deed of trust, assignment, pledge, account control agreement, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever; whether created by law, contract or otherwise.

“Collateral Agent” has the meaning set forth in Section 22 of this Agreement.

“Distribution” means, with respect to any indebtedness, obligation or security: (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security; (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person; or (c) the granting of any Lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“Enforcement Action” means any action to enforce or attempt to enforce any right or remedy available to the any Party under any Financing Document, pursuant to applicable law or otherwise, including any action to: (a) exercise any right of set-off; (b) commence, continue or participate in any judicial, arbitral or other proceeding, or any other collection or enforcement action of any kind, against the Borrower or any of the assets of Borrower (including any Proceeding), seeking, directly or indirectly, to enforce any rights or remedies, or to enforce any of the obligations incurred by Borrower under or in connection with any Financing Document; (c) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by any Party of any of its respective rights or remedies under or in connection with any Financing Document, or otherwise available under applicable law; or (d) under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of Borrower.

2

“Event of Default” means with respect to the Senior Liabilities and the Senior Debt Documents, any Event of Default under a Senior Debt Document which has occurred, is continuing and has not been cured.

“Financing Document” or “Financing Documents” means the Senior Debt Documents and the Subordinated Debt Documents.

“Indenture Trustee” has the meaning set forth in the Preamble, above, and includes its successors or assigns under the Subordinated Debt Documents.

“Liabilities” means the Loan Obligations (as defined in the MLA) of the Borrower to the Senior Lender under, or arising as a result of, the Senior Debt Documents; or the debt obligations (as defined in the Subordinated Indenture) of the Borrower to the Indenture Trustee and Subordinated Investors under, or arising as a result of, the Subordinated Debt Documents.

“Lien” means any consensual mortgage, security deed, deed of trust, pledge, lien security interest or other voluntary lien, whether now existing or hereafter created, acquired or arising.

“MLA” has the meaning given to it in Recital B, above, and includes any other credit agreement or other financing documentation which replaces, refunds or restructures such MLA or evidences a partial or complete refinancing or refinancings of the indebtedness incurred pursuant to such MLA, as such financing documentation may be amended, supplemented, restated or otherwise modified from time to time.

“Party” or “Parties” means the Senior Lender and the Indenture Trustee.

“Person” means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Protective Advances” means all sums advanced for the purpose of payment of real estate taxes (including special payments in lieu of real estate taxes), personal property taxes (including special payments in lieu of personal property taxes), maintenance costs, insurance premiums, other items (including capital items) reasonably necessary to protect the Collateral from forfeiture, casualty, loss or waste.

“Remedial Action” means, subject to the limitations contained in this Agreement, any one or more of the following remedies:  (i) the acceleration of any indebtedness under any Financing Document or declaration of the entire amount of any indebtedness under

3

any Financing Document to be due and payable; (ii) the initiation of any power of sale or any similar right; (iii) the initiation of bankruptcy or other insolvency proceedings; (iv) a request for appointment of a receiver; (v) the initiation of any remedies with respect to rents or other revenues payable with respect to any Collateral; (vi) the acceptance of a transfer of the Premises or any other Collateral in lieu of foreclosure; or (vii) the institution of suit for purposes of seeking a monetary judgment.  Nothing contained in this Agreement shall grant any Party any rights or remedies not otherwise provided by any of the Financing Documents or applicable law.

“Senior Debt” shall mean all Liabilities and indebtedness of every nature of the Borrower from time to time owed to the Senior Lender under the Senior Debt Documents plus, respectively, (a) any Protective Advances; (b) accrued and unpaid interest, and (c) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  The Senior Debt shall be considered to be outstanding whenever any loan commitment or loan under the Senior Debt Documents is outstanding.

“Senior Debt Documents” means the MLA, the Senior Mortgage, the Senior Security Agreement, and all other notes, mortgages, security agreements, documents, instruments, and assignments and contracts, relating thereto, as the same are amended, supplemented, restated or otherwise modified from time to time.

“Senior Lender” has the meaning assigned to it in Recital B, above, and includes its permitted successors or assigns, under the Senior Debt Documents.

“Senior Liabilities” means all Liabilities and other obligations of the Borrower to the Senior Lender under, or arising as a result of, the Senior Debt Documents.

“Senior Mortgage” means that certain Sixth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases granted by the Borrower to the Senior Lender dated May 17, 2013, as the same may be amended, restated, or otherwise modified from time to time.

“Senior Security Agreement” means the Security Agreement as defined in the MLA.

“Subordinated Debt” means all Liabilities and indebtedness of every nature of the Borrower from time to time owed to the Indenture Trustee or the Subordinated Investors under the Subordinated Debt Documents plus, respectively, (a) accrued and unpaid interest, and (b) all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.  The

4

Subordinated Debt shall be considered to be outstanding whenever any loan commitment or loan under the Subordinated Debt Documents is outstanding.

“Subordinated Debt Default” means a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting the Indenture Trustee or the Subordinated Investors to accelerate the payment of all or any portion of the Subordinated Debt.

“Subordinated Debt Default Notice” means a written notice from the Indenture Trustee to the Senior Lender pursuant to which the Senior Lender is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default.

“Subordinated Debt Documents” means the Subordinated Indenture, the Subordinated Mortgage, the Subordinated Security Agreement, and all other notes, mortgages, security agreements, documents, instruments, and assignments and contracts, relating thereto, as the same are amended, supplemented, restated or otherwise modified from time to time.

“Subordinated Indenture” means that certain Trust Indenture dated September 18, 2013, by and between the Borrower and the Indenture Trustee.

“Subordinated Investors” means the holders of Subordinated Debt or which hereafter become parties to the Subordinated Debt Documents.

“Subordinated Liabilities” means all Liabilities and other obligations of the Borrower to the Subordinated Investors or the Indenture Trustee under, or arising as a result of, the Subordinated Debt Documents.

“Subordinated Mortgage” means the Mortgage granted by the Borrower to the Indenture Trustee dated September 18, 2013, as defined in the Subordinated Indenture.

“Subordinated Security Agreement” means the Subordinated Security Agreement executed and delivered by the Borrower to the Indenture Trustee dated September 18, 2013.

“Trustee” has the meaning set forth in Section 22 of this Agreement.

2.                                      Subordination.

(a)                                 Lien Subordination; Agreement to Release Liens; Application of Proceeds.  Notwithstanding the date, manner or order of perfection of the security interests and Liens granted to any Party, and notwithstanding any provisions of the UCC, applicable law, the Financing Documents or whether any Party hereto holds possession of all or any part of the Collateral, until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior

5

Debt Documents have terminated, all Liens and security interests of Indenture Trustee and Subordinated Investors in the Collateral shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of the Senior Lender in the Collateral.  Without in any way limiting any of the foregoing, until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated:

(i)            Real Property.  The mortgage Lien and security interest of the Senior Mortgage is and shall constitute a senior first priority mortgage Lien and/or security interest on or in the Premises and other Collateral described therein.  The mortgage Lien and security interest of the Subordinated Mortgage is and shall constitute a junior and subordinate mortgage Lien and/or security interest on or in the Premises and other Collateral described therein.

(ii)           Other Collateral.  The Lien and security interest granted under the Senior Security Agreement is and shall constitute a senior first priority Lien and/or security interest on or in the Collateral described therein.  Any other Lien or security interest granted under the Subordinated Debt Documents is and shall constitute a junior and subordinate Lien and/or security interest on or in the Collateral described therein

In the event that the Senior Lender releases or agree to release any of its Liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral is sold, disposed of or retained or otherwise realized pursuant to a foreclosure or similar action, the Indenture Trustee and the Subordinated Investors shall promptly deliver (and execute as appropriate) to the Senior Lender such termination statements and releases as the Senior Lender shall reasonably request to effect the termination or release of the Liens and security interests of Indenture Trustee and Subordinated Investors in such Collateral.  In furtherance of the foregoing, each Subordinated Investor by and through the Indenture Trustee hereby irrevocably appoints the Senior Lender its attorney-in-fact, with full authority in the place and stead of the Indenture Trustee and Subordinated Investors and in the name of the Indenture Trustee and Subordinated Investors or otherwise, to deliver (and execute as appropriate) any document or instrument which the Indenture Trustee or the Subordinated Investors may be required to deliver pursuant to this Section 2(a).

In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied: first, in accordance with the terms of the Senior Debt Documents or as otherwise consented to by the Senior Lender until such time as the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have been terminated; and, second to pay the Indenture Trustee and Subordinated Investors until such time as the Subordinated Debt is indefeasibly paid in full in cash and all commitments to lend under the Subordinated Debt Documents have been terminated.

6

(b)                                 Payment Subordination.  Notwithstanding anything to the contrary contained in any of the Financing Documents, each Subordinated Investor by and through the Indenture Trustee by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash of all of the Senior Debt.  Each holder of the Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Debt in reliance upon the provisions contained in this Agreement.

(c)                                  No Contest.  No Party shall contest the validity, perfection, priority or enforceability of any Lien or security interest heretofore granted to any other Party or contemplated hereby.  Notwithstanding any failure of a Party to perfect its security interest in the Collateral or any other defect in the security interests or obligations owing to such Party, the priority and rights as between the Parties hereto shall be as set forth herein.

3.                                      Payments Prior to Indefeasible Payment in Full.  Notwithstanding the terms of the Subordinated Debt Documents, each Subordinated Investor by and through the Indenture Trustee and the Indenture Trustee hereby agrees that it will not accept (subject to the last sentence of this Section), any Distribution with respect to the Subordinated Debt until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents have terminated.  In the event that a Subordinated Investor or the Indenture Trustee receives any Distribution or other payment from the Borrower in respect of the Subordinated Debt prior to the indefeasible payment in full of the Senior Debt, such Distribution or payment shall be held in trust by such Person and shall be promptly remitted to the Senior Lender for the account of the Senior Lender.  Notwithstanding anything to the contrary herein, so long as no Event of Default under any Senior Debt Document has occurred or is continuing or would result of from such payment, the Subordinated Investors shall be entitled to receive and retain payments of periodic interest as permitted by the Subordinated Debt Documents, including payments missed due to the application of this Section 3 or otherwise.

4.                                      Liquidation, Dissolution, Bankruptcy.  In the event of any Proceeding involving the Borrower:

(a)                                 The Senior Debt shall first be indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated before any Distribution, whether in cash, securities or other property, shall be made to the Subordinated Investors on account of any Subordinated Debt.

7

(b)                                 Any Distribution, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to Senior Lender (to be held and/or applied by the Senior Lender in accordance with the terms of this Agreement) until all Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee hereby irrevocably authorize, empower and direct any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Lender.  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee hereby also irrevocably authorize and empower the Senior Lender, in the name of the Indenture Trustee and Subordinated Investors, to demand, sue for, collect and receive any and all such Distributions.

(c)                                  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee agree not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt, or any Liens and security interests securing the Senior Debt; provided that nothing in this Section 4(c) will impair the rights of the Subordinated Investors by and through the Indenture Trustee to enforce this Agreement.  The Senior Lender agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Subordinated Debt, or any Liens and security interests securing the Subordinated Debt; provided that nothing in this Section 4(c) will impair the rights of the Senior Lender to enforce this Agreement, including the priority of the Liens securing the Senior Debt or the provisions for the exercise of remedies hereunder.

(d)                                 The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee agree to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt reasonably requested by the Senior Lender in connection with any Proceeding involving the Borrower and hereby irrevocably authorize, empower and appoint the Senior Lender its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Investors or the Indenture Trustee promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Investors or the Indenture Trustee to do so prior to 15 days before the expiration of the time to vote any such claim; provided the Senior Lender shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the Senior Lender votes any claim in accordance with the authority granted hereby, neither the Subordinated Investors nor the Indenture Trustee shall be entitled to change or withdraw such vote.

8

(e)                                  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee agree that the Senior Lender may consent to the use of cash collateral or provide financing to the Borrower on such terms and conditions and in such amounts as the Senior Lender, in its sole discretion, may decide and, in connection therewith, the Borrower may grant to the Senior Lender Liens and security interests upon all of the property of the Borrower, which Liens and security interests (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by the Senior Lender during the Proceeding and (ii) shall be superior in priority to the Liens and security interests, if any, in favor of the Indenture Trustee and Subordinated Investors on the property of the Borrower.  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee agree that none of them shall object to or oppose a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, Liens or other claims of the Indenture Trustee and Subordinated Investors under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Lender has consented to such sale or disposition, so long as the interests of the Indenture Trustee and the Subordinated Investors in the Collateral securing the Subordinated Debt (and any post-petition assets subject to adequate protection liens, if any, in favor of the Indenture Trustee) attach to the proceeds thereof, subject to the terms of this Agreement, and the motion to sell or dispose of such assets does not impair the rights of the Indenture Trustee or Subordinated Investors under Section 363(k) of the Bankruptcy Code.  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee agree not to assert any right any of them may have to “adequate protection” of the Indenture Trustee’s or Subordinated Investors’ interest in any Collateral in any Proceeding and agree that none of them shall seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of the Senior Lender.  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee waive any claim any of them may now or hereafter have arising out of the Senior Lender’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Borrower, as debtor in possession. The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee further agree that none of them will seek to participate or participate on any creditor’s committee without the Senior Lender’s prior written consent.

(f)                                   The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Lender and Indenture Trustee and Subordinated Investors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any

9

payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

5.                                      Subordinated Debt Standstill Provisions.

(a)                                 Until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall be terminated, neither the Indenture Trustee nor the Subordinated Investors shall, without the prior written consent of the Senior Lender, take any Enforcement Action with respect to the Subordinated Debt, any of the Collateral or any property or assets of any guarantor of the Subordinated Debt.

(b)                                 Notwithstanding the foregoing, the Indenture Trustee may file proofs of claim against the Borrower in any Proceeding involving the Borrower.  Any Distributions or other proceeds of any Enforcement Action obtained by the Indenture Trustee or any Subordinated Investor shall in any event be held by it in trust for the benefit of the Senior Lender and promptly paid or delivered to Senior Lender in the form received until the Senior Debt is indefeasibly paid in full in cash and all commitments to lend under the Senior Debt Documents shall have been terminated.

(c)                                  If any Distribution on account of the Subordinated Debt not permitted to be made by the Borrower or accepted by any Subordinated Investor under this Agreement is made and received by any Subordinated Investor, such Distribution shall not be commingled with any of the assets of such Subordinated Investor, shall be held in trust by Subordinated Investor for the benefit of the Senior Lender and shall be promptly paid over to the Senior Lender for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is paid in full.

6.                                      Insurance and Condemnation.  All proceeds of any property or casualty insurance or condemnation award relating to the Collateral shall be applied by the Senior Lender in accordance with the provisions of this Agreement, subject to the priorities herein set forth, and no other Person shall have the right to participate in the adjustment of any such insurance claims or condemnation awards.

7.                                      Waivers of Certain Right.

(a)                                 Each Party hereby expressly waives any right that it otherwise might have to require any Party to marshal assets or to resort to collateral in any particular order or manner, whether provided for by common law or statute.  No Party shall be required to enforce any guaranty or any security interest given by any person other than the Borrower as a condition precedent or concurrent to the taking of any Remedial Action.

10

(b)                                 The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee hereby waive, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing the Senior Lender from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee hereby agree (a) that none of them has any right to direct or object to the manner in which the Senior Lender applies the proceeds of the Collateral resulting from the exercise by the Senior Lender of rights and remedies under the Senior Debt Documents to the Senior Debt and (b) that the Senior Lender has not assumed any obligation to act as the agent for Indenture Trustee or Subordinated Investors with respect to the Collateral. The Senior Lender shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is paid in full.  In exercising rights and remedies with respect to the Collateral, the Senior Lender may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC.  In conducting any public or private sale under the UCC, the Senior Lender shall give the Indenture Trustee such notice of such sale as may be required by the applicable UCC; provided, however, that 10 business days’ notice shall be deemed to be commercially reasonable notice.

8.                                      Remedial Action by Indenture Trustee or Subordinated Investors.  So long as this Agreement remains in effect, neither the Indenture Trustee nor the Subordinated Investors shall take any Remedial Action under the Subordinated Debt Documents without the prior written consent of the Senior Lender; provided, however, that nothing in this Section 8 of this Agreement shall limit the right of the Indenture Trustee to accelerate the Subordinated Debt in accordance with the terms of the Subordinated Debt Documents upon the occurrence of an event of default specified therein in the event that the Senior Lender accelerates the Senior Debt upon the occurrence of Event of Default.

9                                         Enforcement of Remedies.  The Subordinated Investors by and through the Indenture Trustee and the Indenture Trustee agree to reasonably cooperate with the Senior Lender and take any lawful action, including joining in such proceedings at law or in equity and executing such documents as the Senior Lender may reasonably request and direct, to enforce the obligations of the Borrower under the Senior Debt Documents, and in order that the rents, issues, profits, revenues and other income from the Premises or any other Collateral shall be available to satisfy the Borrower’s obligations under the Senior Debt Documents.

11

10.                               Modifications.

(a)                                 The Senior Lender may at any time and from time to time without the consent of or notice to the Indenture Trustee or Subordinated Investors, without incurring liability to the Indenture Trustee or Subordinated Investors and without impairing or releasing the obligations of the Indenture Trustee or Subordinated Investors under this Agreement, amend, modify or supplement the Senior Debt Documents in any manner, including any such amendment, modification or supplement the effect of which is to (a) increase the maximum principal amount of the Senior Debt or rate of interest (or cash pay rate of interest) on any of the Senior Debt, (b) change the dates upon which payments of principal or interest on the Senior Debt are due, (c) change or add any event of default or any covenant with respect to the Senior Debt, (d) change any redemption or prepayment provisions of the Senior Debt, (e) alter the subordination provisions with respect to the Senior Debt, including, without limitation, subordinating the Senior Debt to any other indebtedness, (f) take or perfect any other Liens or security interests in any assets of the Borrower other than the Senior Mortgage or (g) change or amend any other term of the Senior Debt Documents; provided, however, that no such amendment, modification or supplement shall have the effect of imposing duties upon the Indenture Trustee without its prior written consent.

(b)                                 Until the Senior Debt has been indefeasibly paid in full in cash and all lending commitments under the Senior Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, neither the Indenture Trustee nor Subordinated Investors shall, without the prior written consent of the Senior Lender, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to (a) increase the maximum principal amount of the Subordinated Debt or rate of interest (or cash pay rate of interest) on any of the Subordinated Debt, (b) change the dates upon which payments of principal or interest on the Subordinated Debt are due unless such change extends the date of any required payment, (c) change or add any event of default or any covenant with respect to the Subordinated Debt unless, in the event of a change, makes such event of default or covenant less restrictive on the Borrower, (d) change any redemption or prepayment provisions of the Subordinated Debt unless such change extends the date or reduces the amount of any required payment, (e) alter the subordination provisions with respect to the Subordinated Debt, including, without limitation, subordinating the Subordinated Debt to any other indebtedness, (f) take or perfect any other Liens or security interests in any assets of the Borrower other than the Subordinated Mortgage and the Subordinated Security Agreement, or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in an Event of Default under the Senior Debt Documents, increase the obligations of the Borrower or confer additional material rights on the Indenture Trustee or Subordinated Investors or any other holder of the Subordinated Debt in a manner adverse to the Borrower, or the Senior Lender.

11                                  Further Assurances. Each Party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be

12

reasonably requested by any other Party hereto in writing that may be necessary or desirable to effect fully the purposes of this Agreement.

12.                               Notices.  All notices or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by first class mail, postage prepaid, with proper address as indicated below.  Each Party may, by written notice given to the other Parties, designate any other address or addresses to which notices or other communications to them shall be sent when required as contemplated by this Agreement.  Until otherwise so provided by the respective Parties, all notices and communications to each of them shall be addressed as follows:

If to Senior Lender:              AgStar Financial Services, PCA

1921 Premier Drive

PO Box 4249

Mankato, MN 56002-4249

Facsimile: (507) 344-5012

Attention: Steve Grosland

With a copy to:                                    Gray Plant Mooty

1010 West St. Germain, Suite 600

St. Cloud, MN 56301

Facsimile: (320) 252-4482

Telephone: (320) 252-4414

Attention: Phillip L. Kunkel

If to the Indenture Trustee:                     U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Heron Lake BioEnergy Administrator

Facsimile:  (651) 495-8097

With a copy to:                                    Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019-6119

Attention: Mark Jutsen

Facsimile: (212) 953-7201

With a copy to:                                    Lindquist & Vennum L.L.P.

4200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402-2205

Telephone: (612) 371-3211

Facsimile: (612) 371-3207

Attention: Michael Weaver

13

13.                               Successors and Assigns.  Whenever in this Agreement any of the Parties is named or referred to, the successors and assigns of such Party shall be deemed to be included, and all covenants, promises and agreements in this Agreement by and on behalf of the respective Parties hereto shall bind and inure to the benefit of the respective successors and assigns of such Parties, whether so expressed or not.

14.                               Relative Rights.  Nothing in this Agreement shall (a) impair, as between Senior Lender or the Subordinated Investors and the Borrower, the obligations of the Borrower with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Lender or the Subordinated Investors with respect to any other creditors of the Borrower.

15.                               Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Financing Documents, the provisions of this Agreement shall control and govern.

16.                               Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

17.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.                               Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

19.                               Continuation of Subordination; Termination of Agreement.  This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt and the termination of all lending commitments under the Senior Debt Documents after which this Agreement shall terminate without further action on the part of the Parties hereto.

20.                               Applicable Law.  This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to conflict of laws principles.

21.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS.  THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS

14

RELATIONSHIP THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  THE PARTIES REPRESENT AND WARRANT THAT EACH HAS HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND THIS WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES IT JURY TRIAL RIGHTS.

22.                               Indenture Trustee Matters.

(a)                                 The Indenture Trustee, whether acting in the capacity of Trustee (“Trustee”) or Collateral Agent (“Collateral Agent”) under the Subordinated Debt Documents, shall not have any duties or obligations except those expressly set forth in this Agreement, in any Subordinated Debt Document or under applicable law. Without limiting the generality of the foregoing, neither the Trustee nor the Collateral Agent:

(i)                                     shall be subject to any fiduciary duties or other implied duties, regardless of whether a default or an Event of Default has occurred and is continuing;

(ii)                                  shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Subordinated Debt Documents; provided that neither the Trustee nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Trustee or Collateral Agent to liability or that is contrary to this Agreement, any Subordinated Debt Document or applicable law;

(iii)                               shall, except as expressly set forth herein or in the Subordinated Debt Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by the Person serving as the Trustee or the Collateral Agent or any of its/their affiliates in any capacity;

(iv)                              shall be deemed to have knowledge of any default or Event of Default under any Senior Debt Document unless and until written notice describing such default or Event of Default is given to the Trustee and the Collateral Agent by the Senior Lender or the Borrower; and

(v)                                 shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any Senior Debt Documents, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance

15

of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Senior Debt Documents or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Senior Debt Documents, (v) the value or the sufficiency of any Collateral for any series of Senior Debt, or (vi) the satisfaction of any condition set forth in any Senior Debt Document, other than to confirm receipt of items expressly required to be delivered to the Trustee or the Collateral Agent.

(b)                                 For the avoidance of doubt it is understood and agreed that neither the Trustee nor Collateral Agent is a party to any Senior Debt Documents, is not bound by any of their terms nor has any obligations (express or implied) under any such documents.  For the avoidance of doubt, nothing contained in this Section 22(b) will impair the rights of the Senior Lender to enforce this Agreement, including the priority of the Liens securing the Senior Debt or the provisions for the exercise of remedies hereunder.

(c)                                  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank National Association, not individually or personally, but solely in its capacity as Trustee and as Collateral Agent under the Indenture and (b) under no circumstances shall U.S. Bank National Association be individually or personally liable for the payment of any indebtedness or expense owed to the Senior Lender under the Senior Debt Documents, the Subordinated Debt Documents or any other related document; provided however that nothing contained in this Section 22(c) will impair the rights of the Senior Lender to enforce this Agreement, including the priority of the Liens securing the Senior Debt or the provisions for the exercise of remedies hereunder.

16

SIGNATURE PAGE TO

SUBORDINATION AGREEMENT

BY AND BETWEEN

AGSTAR FINANCIAL SERVICES, PCA, as Senior Lender

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

Dated: September 18, 2013

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

SENIOR LENDER:	INDENTURE TRUSTEE:

AGSTAR FINANCIAL SERVICES, PCA,	U.S. BANK NATIONAL ASSOCIATION,
an United States instrumentality	as Trustee and Collateral Agent

By:
By: Steve Grosland	Its:
Its: Senior Lending Services Executive

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF	)

This instrument was acknowledged before me on this            day of September, 2013, by Steve Grosland, being the Senior Lending Services Executive of AGSTAR FINANCIAL SERVICES, PCA, an United States instrumentality, as Senior Lender.

Notary Public

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF	)

This instrument was acknowledged before me on this            day of September, 2013, by                               , being the                                of U.S. Bank National Association, as Trustee and Collateral Agent.

Notary Public

17

EXHIBIT A

LEGAL DESCRIPTION OF THE REAL PROPERTY

TRACT A

Parcel A

Part of the SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, lying Southerly of the Southerly right of way line of the Union Pacific Railroad, described as follows:

Beginning at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, along the South line of said SW¼, a distance of 1031.09 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 275.02 feet; thence South 89°57’49” West, parallel with the South line of said SW¼, a distance of 1600.10 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 593.98 feet; thence South 89°22’55” East a distance of 412.00 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 400.00 feet; thence North 89°22’55” West a distance of 412.00 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 103.50 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2706.70 feet, to a point on the East line of said SW¼; thence South 00°29’31” West, along the East line of said SW¼, a distance of 1995.89 feet, to the point of beginning,

AND ALSO that part of the S½ of the SW¼ of Sec. 16, T104N, R37W of the Fifth Principal Meridian, Jackson County, Minnesota, described as follows: Commencing at an existing iron monument at the Southeast corner of the SW¼ of said Section 16; thence South 89 degrees 57 minutes 49 seconds West, bearing based on Jackson County Coordinate System, along the South line of the SW¼ a distance of 1031.09 feet to the POINT OF BEGINNING; thence North 00 degrees 37 minutes 05 seconds East, parallel with the West line of said SW¼ , a distance of 275.02 feet; thence South 89 degrees 57 minutes 49 seconds West, parallel with the South line of said SW¼ , a distance of 1600.10 feet to a point on the West line of said SW¼; thence South 00 degrees 37 minutes 05 seconds West, along the West line of said SW¼, a distance of 275.02 feet to the Southwest corner of said SW¼; thence North 89 degrees 57 minutes 49 seconds East, along the South line of said SW¼, to the point of beginning.

EXCEPTING a part of the S½ SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:  Commencing at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, bearing based on Jackson County Coordinate System, along the South line of said SW¼ of said Sec. 16, a distance of 1048.26 feet, to the point of beginning; thence continuing South 89°57’49” West, along said South line, a distance of 503.33 feet; thence North 00°02’11” West a distance of 275.00 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 246.59 feet; thence North 00°02’11” West a distance of 74.71 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 256.74 feet; thence South 00°02’11” East a distance of 349.71 feet, to the point of beginning.

Parcel B

Part of the SE¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:

Beginning at an existing iron monument at the SW corner of the SE¼ of said Sec. 16; thence North 00°29’31” East, bearing based on Jackson County Coordinate System, along the West line of the SE¼ of

18

said Sec. 16, a distance of 1995.89 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2701.22 feet, to a point on the East line of the SE¼; thence South 00°18’29” West, along the East line of said SE¼ a distance of 1799.88 feet; thence South 89°57’40” West, parallel with the South line of said SE¼, a distance of 593.49 feet; thence South 61°26’20” West a distance of 545.54 feet; thence South 01°19’30” East, a distance of 557.71 feet, to a point on the South line of said SE¼; thence South 89°57’40” West, along the South line of said SE¼, a distance of 1575.92 feet, to the point of beginning.

19